UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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RAYONIER INC.

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Notice of 2023 Annual Meeting of Shareholders
April 5, 2023
Dear Shareholder,
You are cordially invited to attend Rayonier Inc.’s 2023 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, May 18, 2023 at 2:00 p.m. local time at Rayonier’s headquarters, 1 Rayonier Way, Wildlight, Florida 32097. At the meeting, our shareholders will be asked to:
1.Elect the ten (10) director nominees named in the Proxy Statement to terms expiring at the 2024 Annual Meeting of Shareholders;
2.Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.Recommend, on a non-binding advisory basis, whether the vote on our named executive officers’ compensation should occur every one, two or three years;
4.Approve the 2023 Rayonier Incentive Stock Plan;
5.Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2023; and
6.Transact any other matters as may properly come before the meeting.
Shareholders of record at the close of business on March 17, 2023 are entitled to vote at the Annual Meeting and any postponement or adjournment thereof.
Once again, we are pleased to furnish our proxy materials to you over the internet, following the Securities and Exchange Commission (“SEC”) rules that allow for this option. We believe this provides the information you need in a more timely, efficient and cost-effective manner.
As always, your vote is very important. We urge you to please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly, even if you plan to attend the Annual Meeting.
Very truly yours,

David L. Nunes	Mark R. Bridwell
Chief Executive Officer	Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2023: This Notice of Annual Meeting of Shareholders and Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.

Rayonier Inc.	Telephone (904) 357-9100
1 Rayonier Way	Fax (904) 357-9851
Wildlight, Florida 32097

T

2023 Proxy Statement

Rayonier Inc.

2023 PROXY SUMMARY

This summary highlights information contained elsewhere in this Notice of Annual Meeting of Shareholders and Proxy Statement or in other documents published on our website at www.rayonier.com. We encourage you to read this Notice of Annual Meeting of Shareholders and Proxy Statement in its entirety before voting. Throughout, the terms “we,” “us,” “our,” “the Company,” and “Rayonier” refer to Rayonier Inc.

2023 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	PLACE	RECORD DATE
Thursday, May 18, 2023 2:00 p.m. (Eastern Time)	1 Rayonier Way Wildlight, Florida 32097	March 17, 2023 Shareholders of record at the close of business on March 17, 2023 are entitled to vote

HOW TO VOTE	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
Stockholder of Record (Registered Holders)	Go to www.proxyvote.com 24/7	Call 1-800-690-6903 (toll-free)	Scan the QR code	If you received a printed copy of annual meeting materials, complete, sign, date and mail your proxy card in the postage-paid envelope	Attend the annual meeting and cast your ballot See page 61 for details
Beneficial Owners (Holders in Street Name)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
Deadline	11:59 p.m. Eastern Time on May 17, 2023, if you are a registered holder, and 11:59 p.m. Eastern Time on May 15, 2023 if you hold shares in the Rayonier Investment and Savings Plan for Salaried Employees			If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee

ABOUT OUR COMPANY

97	2.8M	$2.3B	2nd	~400
years in business	acres	acquisitions since 2014	largest timber REIT	employees

Rayonier Inc. is a leading timberland real estate investment trust (REIT) committed to creating value through excellence in our core businesses—Forest Resources and Real Estate. We are a responsible steward of our lands and seek to manage every acre towards its highest and best use to achieve optimal and sustainable value.

Rayonier was founded in 1926 in Shelton, Washington and today is headquartered in Wildlight, Florida. Over the years, Rayonier has expanded to become the second-largest timber REIT and currently owns, leases or manages approximately 2.8 million acres located in some of the strongest timber markets and most productive softwood timber growing regions throughout the United States and New Zealand.

2023 Proxy Statement	1

2023 PROXY SUMMARY

OUR PORTFOLIO

U.S. SOUTH	U.S. PACIFIC NORTHWEST	NEW ZEALAND
•1.9 Million Acres •6.8-7.2 Million Tons Sustainable Yield •67% Planted/Plantable	•474 Thousand Acres •1.5-1.7 Million Tons Sustainable Yield •78% Planted/Plantable	•417 Thousand Acres •2.4-2.7 Million Tons Sustainable Yield •71% Planted/Plantable

2022 PERFORMANCE HIGHLIGHTS

$107.1M Net Income Attributable to Rayonier	$0.73 EPS	$122.8M Net Income	$269.2M Cash Provided by Operating Activities

$91.5M* Pro Forma Net Income	$0.62* Pro Forma EPS	$314.2M* Adjusted EBITDA	$188.5M* CAD

We were pleased with our full year financial performance in 2022, as we generated 2022 Adjusted EBITDA* of $314.2 million. Drilling down, the total Adjusted EBITDA generated by our three Timber segments of $275.4 million represented the highest-ever result for the company—roughly 8% above the previous record achieved in 2021. Notwithstanding deteriorating market conditions toward the end of 2022 in response to growing macroeconomic uncertainty and a slowing housing market, we still achieved record full-year Adjusted EBITDA results in both our Southern Timber and Pacific Northwest Timber segments, underscoring the relative strength of our timber markets and the ability of our team to navigate an ever-evolving operating environment. The strong results in our U.S. timber operations were partially offset by lower Adjusted EBITDA versus the prior year in our New Zealand Timber segment, which throughout 2022 contended with slower economic activity in China, as well as higher costs. Finally, in our Real Estate segment, we achieved solid results generally in line with our expectations entering the year, reflecting our continued focus on optimizing the value of our portfolio through the sale of rural and recreational properties, land entitled for development, and non-strategic holdings.

We announced a 5.6% dividend increase in May 2022, raising our quarterly payment to $0.285 per share. The increase reflects the sustainability of our core businesses, the relative strength of the markets we operate in, and our strong capital structure. In total, we paid total dividends of $165.7 million to shareholders during the course of the year. We finished the year in a strong balance sheet position with net debt of $1.4 billion, representing 22% of our enterprise value and 4.5x net debt to Adjusted EBITDA*.

*Reconciliation of these non-GAAP financial measures can be found in Appendix B.

2	Rayonier Inc.

2023 PROXY SUMMARY
OUR STRATEGIC PRIORITIES

MANAGE FOR LONG-TERM VALUE	•Design harvest strategy to achieve long-term, sustainable yield •Balance biological growth, harvest cash flow and responsible stewardship

ACQUIRE HIGH-QUALITY TIMBERLAND	•Pursue acquisitions that improve portfolio quality and sustainable yield •Maintain disciplined approach to acquisitions; minimize HBU speculation

OPTIMIZE PORTFOLIO VALUE	•Selectively monetize lands where premium valuations can be achieved •Pursue value creation activities on select properties to enhance long-term value

FOCUS ON QUALITY OF EARNINGS	•Focus on harvest operations and rural land sales to support dividends •De-emphasize sale of non-strategic timberlands to augment cash flow

POSITION FOR LOW-CARBON ECONOMY	•Capitalize on increasing demand for carbon solutions / sequestration •Integrate ecosystem services opportunities into long-term strategic planning

BEST-IN-CLASS STEWARDSHIP AND DISCLOSURE	•Develop and integrate robust ESG policies and best practices •Establish Rayonier as an industry leader in transparent disclosure

THIRD-PARTY FOREST CERTIFICATIONS

We are dedicated to meeting the highest standards of sustainable forestry established by the Sustainable Forest Initiative® (SFI®), the Forest Stewardship Council® (FSC®), and the Programme for the Endorsement of Forest Certification™ (PEFC™). These voluntary certification programs each consist of a rigorous and comprehensive set of environmental principles, objectives and performance measures.

Our 2.8 million acres of timberland are managed to these certification standards, and our compliance is periodically evaluated through independent third-party audits. In the U.S., 96% of our timberlands are certified by SFI, and in New Zealand, 95% of our timberlands are certified by FSC and PEFC.

Rayonier uses an internal Environmental Management System (EMS) to monitor our compliance with third-party certification standards, state-specific forest practice rules and best management practices. This EMS includes extensive employee training and a rigorous internal audit process. Our Senior Leadership Team has ultimate responsibility for our EMS and annually reviews our performance against forest certification standards, governmental regulations and internal benchmarks.

See our latest SFI audit results, and FSC and PEFC public reports on our website:
www.rayonier.com/sustainability/responsible-stewardship/#Environmental

2023 Proxy Statement	3

2023 PROXY SUMMARY
SHAREHOLDER ENGAGEMENT

We value shareholder engagement. Each year we interact with and seek input from our shareholders through various shareholder outreach initiatives. These engagement activities help us to better understand our shareholders' views and perspectives.

HOW WE ENGAGE	•In-person and telephonic meetings •Investor conferences •Our annual shareholder meeting •Periodic investor days and "teach-in" sessions

ENGAGEMENT IN 2022	•Participated in eight investor conferences •Participated in numerous one-on-one investor calls and virtual meetings •Held our annual shareholder meeting •Hosted investor meetings with our Board Chair

KEY TOPICS OF DISCUSSION	•Financial performance •Business strategy and capital allocation priorities •Governance matters, including Board composition •Various ESG-related topics, including our Carbon and Sustainability Reports

Our Investor Relations department is the point of contact for shareholder interaction with the Company. Shareholders may also access information about the Company in the Investor Relations section of our website (www.rayonier.com).

CORPORATE GOVERNANCE HIGHLIGHTS

Rayonier’s commitment to good corporate governance is integral to our business. Key elements of our governance practices are below:

Shareholder Interests	✓	Annual election of directors	✓	Majority voting of all directors	✓	Single class of voting shares
	✓	9 of 10 director nominees are independent	✓	All members of Board committees (AC, CC and NC) are independent	✓	Stock ownership requirements for directors and executives
Board Effectiveness & Leadership	✓	Annual review of Board skills, characteristics and experience	✓	Annual Board member independence evaluations	✓	Annual Board self-assessment to ensure effectiveness
	✓	Gender, racial and national origin diversity reflected in Board composition	✓	Separation of Board chairman and CEO	✓	All directors attended more than 75% of meetings in 2022
	✓	Regular executive sessions of independent directors and committees	✓	Comprehensive Code of Conduct and Corporate Governance Guidelines	✓	Board oversight of ESG and commitment to corporate social responsibility
Compensation Policies	✓	Pay-for-performance philosophy with focus on long-term value creation	✓	Compensation “clawback” policy	✓	Policy prohibiting hedging or pledging of shares by executives or directors
	✓	Regular engagement with independent compensation consultant	✓	Majority of Board compensation consists of stock	✓	Performance share awards capped if TSR is negative

4	Rayonier Inc.

2023 PROXY SUMMARY
PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors (“Board”) recommends that you vote “FOR” each of the director nominees.

Important information about the experience, qualifications, attributes and skills of each of our director nominees can be found beginning on page 10.

OUR BOARD OF DIRECTORS

NAME AND PRINCIPAL OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC COMPANY BOARDS	COMMITTEE MEMBERSHIP
					AUDIT	COMPENSATION & MANAGEMENT DEVELOPMENT	NOMINATING & CORPORATE GOVERNANCE
Dod A. Fraser President, Sackett Partners	72	2014; since 2020		2
Keith E. Bass CEO, Mattamy Homes US; Managing Partner, Mill Creek Capital LLC	58	2017		1
Gregg A. Gonsalves Advisory Partner, Integrated Capital LLC	55	2022		1
Scott R. Jones Retired President, Forest Capital Partners	64	2014		—
V. Larkin Martin Managing Partner, Martin Farm; Vice President, The Albemarle Corporation	59	2007		1
Meridee A. Moore Senior Managing Member and Chief Investment Officer, Watershed Asset Management, LLC	65	2021		1
Ann C. Nelson Retired Lead Audit Partner, KPMG LLP	63	2020		1
David L. Nunes CEO, Rayonier Inc.	61	2014		—
Matthew J. Rivers Part-time Forestry Advisor, Drax Group	65	2021		—
Andrew G. Wiltshire Founding Partner, Folium Capital LLC; Principal in the management and governance of a private orchard, farming, and forestry company located in New Zealand	65	2015		—
MEETINGS IN 2022	BOARD—12				7	5	4

Committee Chair	Committee Member	Chairman of the Board of Directors	Audit Committee financial expert

2023 Proxy Statement	5

2023 PROXY SUMMARY
BOARD SNAPSHOT
Below are highlights regarding the age, tenure and diversity of our ten director nominees.

INDEPENDENCE	GENDER DIVERSITY	NATIONAL ORIGIN	AGE	TENURE

DIRECTOR SKILLS AND DEMOGRAPHICS MATRIX
The table below summarizes a range of relevant skills and experiences that each director nominee brings to the Board.

DIRECTOR SKILLS AND EXPERIENCE	BASS	FRASER	GONSALVES	JONES	MARTIN	MOORE	NELSON	NUNES	RIVERS	WILTSHIRE	#
Current or Former Outside Public Company CEO											2
Outside Public Company Board											6
Audit Committee Financial Expert											4
Corporate Finance											4
REIT											5
Timber / Forestry Industry											5
Land Management /Agriculture											3
Land Management / Real Estate											6
Environmental											2
International											2
Customer Supply Chain											3
Racial, Gender, and National Origin Diversity											6
IDENTITY / DEMOGRAPHICS
Gender	Male	Male	Male	Male	Female	Female	Female	Male	Male	Male
Race/Ethnicity	White	White	Black	White	White	White	White	White	White	White
Nationality	U.S.	U.S.	U.S.	U.S.	U.S.	U.S.	U.S.	U.S	U.K.	New Zealand

6	Rayonier Inc.

2023 PROXY SUMMARY
BOARD REFRESHMENT
We have added five new directors to our Board since 2017 (including two women), representing 50% of the Board.

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON “SAY-ON-PAY”

Our Board recommends that you vote “FOR” the non-binding advisory approval of the compensation of our named executive officers.
Our shareholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as set forth in Proposal No. 2 starting on page 22. Please refer to our Compensation Discussion and Analysis on page 23 for a detailed description of our compensation programs and practices. Our Board recommends that you vote “FOR” the non-binding advisory approval of the compensation of our named executive officers.
Last year, our shareholders expressed a high level of support for the compensation of our named executive officers, with 97.6% of the votes cast in favor of our compensation programs and practices. Accordingly, the Compensation and Management Development Committee (“Compensation Committee”) continued in 2022 to consistently adhere to its pay-for-performance philosophy and compensation programs. The Compensation Committee will continue to consider results from the annual shareholder advisory votes, including the outcome of the vote for this Proposal No. 2, as well as other shareholder input, when reviewing executive compensation programs and policies.

HISTORICAL SAY-ON-PAY SUPPORT
98%
average shareholder approval over the last five years

100%
75%
50%
25%
0%
97.8%
97.0%
98.5%
98.5%
97.6%
2018
2019
2020
2021
2022

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON "SAY ON FREQUENCY"

Our Board recommends that you vote FOR the option of once every year as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In accordance with the Dodd-Frank Act, we are providing our shareholders with an advisory vote as to the frequency of future advisory shareholder votes on the compensation of our named executive officers. Specifically, shareholders may express their preference as to whether such advisory votes should be held every one, two or three years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory resolution on executive compensation. Please refer to page 48 for additional information.

2023 Proxy Statement	7

2023 PROXY SUMMARY

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN

Our Board recommends that you vote “FOR” the the proposal to approve the 2023 Rayonier Incentive Stock Plan.
Shareholders are being asked to approve the 2023 Rayonier Incentive Stock Plan (“2023 Plan”). Please refer to page 49 for additional information. The full text of the 2023 Plan is attached as Appendix C.
We believe that the adoption of the 2023 Plan is necessary in order to allow us to continue to use equity awards, including performance awards, as a significant component of our executive compensation program. We believe that awarding equity-based compensation to eligible participants is an effective means to further align the interests of award recipients with Company shareholders and enable the Company to attract and retain qualified personnel.

PROPOSAL NO. 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board recommends that you vote “FOR” the ratification of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2023.
We are seeking shareholder ratification of the appointment of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2023. Please refer to page 56 for additional information.

8	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
ELECTION PROCESS

The Board held twelve (12) meetings during fiscal year 2022. During fiscal year 2022, all directors attended at least 75% of all Board meetings and all committee meetings of which the director was a member. The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board has nominated the persons whose names are set forth below to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the absence of a vote by a signed proxy, shares represented by the proxy will be voted FOR the election of each of these nominees to the Board.
DIRECTOR QUALIFICATIONS

We believe the members of our Board have the proper mix of relevant experience and expertise given the Company’s businesses and real estate investment trust (“REIT”) structure, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than, as required by our Corporate Governance Principles, director nominees may not stand for election after they have reached the age of 731. However, in identifying or evaluating potential nominees, it is the policy of our Nominating Committee to seek individuals who have the knowledge, experience, diversity and personal and professional integrity to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of the Company. The Nominating Committee periodically evaluates the criteria for Board membership, taking into account the Company’s strategy, geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.
DIRECTOR NOMINATIONS

Shareholders are being asked to vote on the election of ten (10) directors to serve until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, common shares properly represented by valid proxies will be voted in connection with the election of a substitute nominee recommended by the Board. Alternatively, the Board may either allow the vacancy to remain unfilled until an appropriate candidate is identified or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, our Corporate Governance Principles require the director to tender his or her resignation to the Board. The Nominating Committee would then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Company would publicly disclose the Board’s decision and rationale within 90 days after receipt of the tendered resignation.

Set forth below is certain information concerning each of the director nominees, including age, experience, qualifications and professional highlights during at least the last ten (10) years, based on data furnished by such nominee.

(1)	In 2023, the Board increased the mandatory retirement age under our Corporate Governance Principles to 73 as part of its succession planning with respect to Board leadership.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

2023 Proxy Statement	9

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
INFORMATION AS TO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Dod A. Fraser Boca Grande, Florida Age: 72 Director Since: 2014	Board Committees:		Other public directorships:
	•	Chair of the Board	•	Subsea 7 S.A.
	•	Audit	•	OCI N.V.
	•	Compensation

Professional Highlights:
President of Sackett Partners, a consulting firm, since 2000; Managing Director and Group Executive, Global Oil and Gas, for Chase Manhattan Bank (now JPMorgan Chase & Co.), from 1995 to 2000
Mr. Fraser has substantial experience in debt and equity markets, bank markets, mergers and acquisitions, and risk oversight. He contributes strongly to the Board’s oversight of the Company’s overall financial performance, reporting and controls.

Keith E. Bass Tampa, Florida Age: 58 Director Since: 2017	Board Committees:		Other public directorships:
	•	Chair of Compensation	•	Xenia Hotels and Resorts

Professional Highlights:
CEO of Mattamy Homes US since 2020 and Managing Partner of Mill Creek Capital LLC, a private equity and consulting firm, since 2017; President and CEO of WCI Communities, Inc., from 2012 to 2017; President of Pinnacle Land Advisors from 2011 to 2012; held various key positions with The Ryland Group from 2003 to 2011

Mr. Bass has extensive expertise in the real estate industry. He has led organizations with more than $2 billion in annual revenue, built lean operations and created long-term operational roadmaps to position companies to thrive in any market climate. Mr. Bass brings a broad real estate perspective to the Board’s evaluation of investment opportunities.

Gregg A. Gonsalves Davie, Florida Age: 55 Director Since: 2022	Board Committees:		Other public directorships:
	•	Audit	•	RREEF Property Trust, Inc.
	•	Compensation

Professional Highlights:
Advisory Partner at Integrated Capital, a leading, hotel-focused, private real estate advisory and investment firm, since 2013; Goldman, Sachs & Co. for more than 20 years, most recently as the Partner responsible for Goldman’s Real Estate Mergers and Acquisitions Business

Mr. Gonsalves brings substantial experience and expertise in capital markets and mergers and acquisitions across a variety of industries, with particular expertise in the REIT sector.

10	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Scott R. Jones Needham, Massachusetts Age: 64 Director Since: 2014	Board Committees:		Other public directorships:
	•	Compensation	•	None
	•	Nominating

Professional Highlights:
President of Forest Capital Partners, a forest investment firm, from 2000 to 2018; President and Chief Executive Officer of Timberland Growth Corporation, a timberland REIT joint venture, from 1998 to 2000

Mr. Jones has substantial expertise in forest management, technology and innovations, as well as forest and real estate investments. He is particularly well-suited to help the Board with investment decisions and to oversee the management of the Company’s forest resources and real estate businesses.

V. Larkin Martin Courtland, Alabama Age: 59 Director Since: 2007	Board Committees:		Other public directorships:
	•	Compensation	•	Truxton Trust
	•	Nominating

Professional Highlights:
Managing Partner of Martin Farm and Vice President of The Albemarle Corporation, family businesses with interests in agriculture and timberland, since 1990; Chair of the Board of Directors of the Federal Reserve Bank of Atlanta from 2007 to 2008

Ms. Martin has direct operating experience in the land-based businesses of agriculture and timberland management, particularly in the southeastern United States, together with an understanding of national and regional financial markets. Ms. Martin’s skill set adds substantial value to Board discussions regarding our forest resources business, as well as overall economic forces and trends impacting the Company.

Meridee A. Moore San Francisco, California Age: 65 Director Since: 2021	Board Committees:		Other public directorships:
	•	Chair of	•	BlackRock Capital Investment Corp.
Nominating
	•	Audit

Professional Highlights:
Founder, Senior Managing Member and Chief Investment Officer of Watershed Asset Management, LLC, since 2002; Partner and Portfolio Manager of Farallon Capital Management, L.L.C. from 1992 to 2002; held various positions in the Investment Banking Division of Lehman Brothers from 1985 to 1991

Ms. Moore has more than 25 years of principal investing experience in public and private equity and debt, real estate and other complex assets and financings. She has served on several public company boards in the real estate, finance and utilities industries. Ms. Moore has also served on or chaired public company audit, compensation and nominating and governance committees.

2023 Proxy Statement	11

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Ann C. Nelson Boise, Idaho Age: 63 Director Since: 2020	Board Committees:		Other public directorships:
	•	Chair of Audit	•	Clearwater Paper Corporation
	•	Compensation

Professional Highlights:
More than 35 years of senior leadership and management experience (25 as an audit partner); Lead Audit Partner with KPMG LLP on many global publicly traded companies, including Weyerhaeuser Company, Plum Creek Timber Company, Inc. and Potlatch Corporation
Ms. Nelson brings expertise to the Board in areas of auditing, accounting and financial reporting, internal controls and corporate governance. In addition, she has board experience by way of the Boise Chamber of Commerce (Chairman of the Board and past Treasurer/Audit Committee chair over an eight-year period). Ms. Nelson also has significant experience in the forest products industry, including but not limited to timber REITs.

David L. Nunes Atlantic Beach, Florida Age: 61 Director Since: 2014	Board Committees:		Certain other public directorships:
	•	None	•	None

Professional Highlights:
Chief Executive Officer and Director of the Company, since 2014; Chief Executive Officer of Pope Resources/Olympic Resource Management, from 2002 to 2014
Mr. Nunes has more than three decades of forest products industry experience. He has served in key leadership positions at several timber and real estate companies, including Chief Executive Officer and President, and has substantial background in the areas of timberland management and investments, marketing, strategic planning, mergers and acquisitions and capital planning. We believe his experience and leadership make Mr. Nunes uniquely well suited to contribute to the Board’s considerations of operational and strategic matters and to manage our core businesses.

12	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Matthew J. Rivers Bembridge, Isle of Wright, UK Age: 65 Director Since: 2021	Board Committees:		Other public directorships:
	•	Audit	•	None
	•	Nominating

Professional Highlights:
Part-time Forestry Advisor at Drax Group since 2022; part-time Director of Alternative Fuel Origination from 2020 to 2022; Group Special Advisor, from 2017 to 2020; held various positions, including Director of Fuel Procurement and Director Corporate Affairs with Drax plc, from 2011 to 2017; Executive Chairman of the upstream supply business in the USA, Drax Biomass International, from 2011 to 2016

Mr. Rivers brings international experience in forest management, timber markets, biomass supply chain development, energy and forest related sustainability, public affairs and communications.

Andrew G. Wiltshire Blenheim, New Zealand Age: 65 Director Since: 2015	Board Committees:		Other public directorships:
	•	Audit	•	None
	•	Nominating

Professional Highlights:
Founding Partner of Folium Capital LLC since 2016; management and governance of a private orchard, farming and forestry company with operations in New Zealand; Managing Director and Head of Alternative Assets at the Harvard Management Company, the investment company that is responsible for managing Harvard University’s endowment and related financial assets, from 2001 to 2015

Mr. Wiltshire has extensive expertise in the areas of managing and investing in forestry, timberlands, real estate and natural resources. Mr. Wiltshire brings a valuable perspective to the Board’s evaluation of investment opportunities and oversight of the Company’s forest resources and real estate businesses.

2023 Proxy Statement	13

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
 DIRECTOR COMPENSATION

OVERVIEW
The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. When setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties. Non-management director compensation is set by the Board at the recommendation of the Compensation Committee. Our directors are subject to minimum share ownership and share retention requirements as discussed in the Compensation Policies and Governance Practices section on page 33 under “Stock Ownership Guidelines.”
2022 / 2023 COMPENSATION PAID TO NON-MANAGEMENT DIRECTORS
Non-management director compensation is set by the Board at the recommendation of the Compensation Committee. For the 2022-2023 period, each non-management director received and/or earned the following cash compensation (prorated for partial year service, as applicable):

•	annual cash retainer of $65,000, payable in equal quarterly installments;
•	annual cash retainers to members of the Audit, Compensation and Nominating Committees of $13,500, $7,500 and $5,000, respectively, payable in equal quarterly installments;
•	annual cash retainers for the chairs of the Audit, Compensation and Nominating Committees of $18,000, $12,000 and $10,000, respectively, payable in equal quarterly installments;
•	an additional annual cash retainer for the Chair of the Board of $75,000, payable in equal quarterly installments; and
•	restricted stock award equivalent to $110,000 based on grant date value, vesting upon issuance and to be held until the earlier of four years from the date of issuance or a director’s departure from the Board.
Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 72 or the conclusion of the director’s term or upon termination as a director, if prior to age 72. Any deferred amounts shall be credited with interest thereon at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted and compounded annually as of December 31.

14	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
The following table provides compensation information for the one-year period ended December 31, 2022 for all individuals serving on our Board at any time during 2022.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Bass, Keith E.	79,116.67	(2)	110,010.00	—	189,126.67
Fraser, Dod A.	140,416.67	(2)	110,010.00	—	250,426.67
Gonsalves, Gregg A.(3)	—		—	—	—
Jones, Scott R.	74,333.33	(2)	110,010.00	—	184,343.33
Martin, V. Larkin	74,966.67	(2)	110,010.00	—	184,976.67
Moore, Meridee A.	77,033.34		110,010.00	—	187,043.34
Nelson, Ann C.	97,666.67	(2)	110,010.00	—	207,676.67
Nunes, David L.(4)	—		—	—	—
Rivers, Matthew J.	77,166.67		110,010.00	—	187,176.67
Wiltshire, Andrew G.	77,166.67		110,010.00	—	187,176.67

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 19 “Incentive Stock Plans” included in the notes to financial statements in our 2022 Annual Report on Form 10-K. All awards reflect the May 2022 awards of 2,850 shares of restricted stock to each director vesting immediately upon issuance of the grant, and which shares shall be required to be held until the earlier of four years from the grant or the departure of a director from Rayonier.

(2)
Includes $18,000.00 in Audit Chair fees for Ms. Nelson, $6,333.33 in Compensation Chair fees for Mr. Jones; $4,400.00 in Compensation Chair fees for Mr. Bass; $3,800.00 in Nominating and Corporate Governance Chair fees for Ms. Martin; $3,666.67 in Nominating and Corporate Governance Chair fees for Ms. Moore; and $62,333.33 in Non-Executive Chairman fees for Mr. Fraser.

(3)	Mr. Gonsalves joined the Rayonier Board of Directors on November 16, 2022 and received his first compensation in February of 2023.
(4)
Mr. Nunes, as an executive officer of Rayonier, was not compensated for service as a director. See the Summary Compensation Table on page 35 for compensation information relating to Mr. Nunes during 2022.

2023 Proxy Statement	15

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
CORPORATE GOVERNANCE PRINCIPLES
Our Board operates under a set of Corporate Governance Principles, which include guidelines for determining director independence and consideration of potential director nominees. The Corporate Governance Principles can be found on the Company’s website (www.rayonier.com). The Board, through the Nominating Committee, regularly reviews developments in corporate governance and best practices and, as warranted, modifies the Corporate Governance Principles, committee charters and key practices.
DIRECTOR INDEPENDENCE

The Company’s common shares are listed on the New York Stock Exchange (“NYSE”). In accordance with NYSE rules, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To help make such determinations, the Board has adopted a set of Director Independence Standards, which conform to or are more exacting than the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com. In applying our Director Independence Standards, the Board considers all relevant facts and circumstances.

Based on our Director Independence Standards, the Board has affirmatively determined that all persons who have served as directors of our Company at any time since January 1, 2022, other than Mr. Nunes, are independent under applicable NYSE listing standards and SEC rules.

In addition, members of our Audit Committee and Compensation Committee are subject to certain additional independence criteria. Specifically, the Board has determined that each member of the Compensation Committee is independent within the meaning of Rule 10C-1 of the Securities Exchange Act of 1934 (“Exchange Act”) and that Compensation Committee members Dod A. Fraser, Gregg A. Gonsalves, Scott R. Jones, V. Larkin Martin, and Ann C. Nelson qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The Board has also determined that all of the Audit Committee members are independent within the meaning of the NYSE listing standards and Rule 10A-3 of the Exchange Act. For additional information regarding independence and qualifications of the Audit Committee, see the “Report of the Audit Committee” on page 57.
The Nominating Committee, on behalf of the Board, annually reviews any transactions undertaken or relationships existing between the Company and other companies with which any of our directors or Board nominees are affiliated. The Board determined that none of the transactions or relationships identified for 2022 were material to the Company, the other companies or the independence of the subject directors and Board nominees.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees, the Audit Committee, Compensation Committee and Nominating Committee, each of which operates under a written charter available on the Investor Relations section of the Company’s website (www.rayonier.com).

16	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Name of Committees and Members	Functions of the Committees
AUDIT: Ann C. Nelson, Chair Keith E. Bass* Dod A. Fraser Gregg A. Gonsalves Meridee A. Moore* Matthew J. Rivers Andrew G. Wiltshire No. of Meetings in 2022: 7
This committee is responsible for overseeing our accounting and financial reporting policies and processes, disclosure controls and procedures, and internal controls over financial reporting, including:

•
discussing audited annual financial statements and quarterly financial statements with the Company and the independent auditors, as well as making a recommendation to the Board regarding the inclusion of same in the annual Form 10-K;

	•	reviewing with the independent auditors results of their annual audit of the Company’s financial statements and audit of internal control over financial reporting and the required communications under (i) Auditing Standards No. 1301 and (ii) Public Company Accounting Oversight Board rules regarding the independence of the independent auditors;
	•	reviewing with management and the independent auditors (i) all significant issues, deficiencies and material weaknesses in the design or operation of internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;
	•	reviewing with the independent auditors any audit problems or difficulties and the Company’s response;
	•	resolving any disagreements between management and the independent auditors regarding financial reporting;
	•	reviewing with management and the independent auditors (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) all critical accounting policies and practices and all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (iii) alternative treatments within generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, (iv) the effect of regulatory and accounting initiatives, as well as any significant off-balance sheet structures on the Company’s financial statements, and (v) other material written communications between the independent auditors and management; and
	•	reviewing press releases, guidance, rating agency and investor presentations and other public disclosures of financial information, with particular attention to any use of “pro forma” or “adjusted” non-GAAP information.
COMPENSATION AND MANAGEMENT DEVELOPMENT: Keith E. Bass, Chair* Dod A. Fraser* Gregg A. Gonsalves Scott R. Jones V. Larkin Martin Meridee A. Moore* Ann C. Nelson* No. of Meetings in 2022: 5	This committee is responsible for overseeing the compensation and benefits of employees and directors, including:
	•	evaluating management performance, succession and development matters;
	•	establishing executive compensation;
	•	reviewing the Compensation Discussion and Analysis included in the annual proxy statement;
	•	approving individual compensation actions for all senior executives other than our CEO;
	•	recommending compensation actions regarding our CEO for approval by our non-management directors; and
	•	reviewing and recommending to the Board the compensation of our non-management directors.
NOMINATING AND CORPORATE GOVERNANCE: Meridee A. Moore, Chair* Dod A. Fraser* Scott R. Jones* V. Larkin Martin Matthew J. Rivers Andrew G. Wiltshire* No. of Meetings in 2022: 4	This committee is responsible for advising the Board with regard to board structure, composition and governance, including:
	•	establishing criteria for Board nominees and identifying qualified individuals for nomination to the Board;
	•	recommending the composition of Board committees;
	•	overseeing processes to evaluate Board and committee effectiveness;
	•	overseeing Environmental, Social and Governance ("ESG") matters significant to the Company, including climate-related risks;
	•	overseeing our corporate governance structure and practices, including our Corporate Governance Principles;
	•	reviewing and approving changes to the charters of the other Board committees; and
	•	reviewing, approving, and overseeing transactions between the Company and any related person.
*
Following the 2022 Annual Meeting of Shareholders, (1) Mr. Bass replaced Mr. Jones as Chair of the Compensation Committee, and Mr. Bass was no longer a member of the Audit Committee; (2) Ms. Moore replaced Ms. Martin as Chair of the Nominating Committee, and Ms. Moore transferred from the Compensation Committee to the Audit Committee; (3) Mr. Fraser transferred from the Nominating Committee to the Compensation Committee; and (4) Mr. Jones joined the Nominating Committee.

2023 Proxy Statement	17

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
BOARD LEADERSHIP STRUCTURE
Our governing documents allow the roles of Chair of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Although our Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that the current arrangement of separating the roles of Chair and CEO is in the best interest of the Company and its shareholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Dod A. Fraser currently serves as the Chair of the Board as a non-executive and independent director. Mr. Fraser's responsibilities as the independent Chair include, among other things:

•	Serving as the leader of the Board and overseeing and coordinating the work of the Board and its committees;
•	Serving as a liaison between the CEO, other members of senior management, the independent directors and the committee chairs;
•	Being available to serve as an advisor to the CEO;
•	Presiding at all meetings of the Board, including executive sessions of the independent directors;
•	Setting meeting agendas for the Board;
•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	Presiding at all meetings of the shareholders;
•	Recommending to the Board agendas for shareholder meetings and providing leadership to the Board on positions the Board should take on issues to come before shareholder meetings;
•
Participating in discussions with the Nominating Committee on matters related to Board and committee composition and with the Nominating Committee and the Compensation Committee on matters related to the hiring, evaluation, compensation and termination of, and succession planning for the CEO; and

•	Being available for consultation and direct communication with major shareholders or external groups.

OVERSIGHT OF RISK
Oversight of risk is the responsibility of the full Board, with management having day-to-day responsibility for identifying, evaluating, managing and mitigating the Company’s exposure to risk. The Board fulfills its risk oversight function both directly and through delegation to the committees of the Board. In general, the Board oversees the management of risks in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisitions and capital allocation program, its capital structure and liquidity, its organizational structure and its Enterprise Risk Management (“ERM”) Committee, which consists of senior executives appointed by the Board. Each of the Board committees and our ERM Committee oversee and review areas of risk for which they are responsible. We believe that these governance practices, including the interaction of the various committees, facilitate effective Board oversight of our significant risks. The primary areas of risk oversight of each of our Board committees and the ERM Committee are as follows:

COMMITTEES	PRIMARY AREAS OF RISK OVERSIGHT
Audit Committee
The Audit Committee is responsible for risks associated with financial and accounting matters, specifically financial reporting, internal controls, disclosure, tax, legal and compliance risks. In addition, the Board has given the Audit Committee primary responsibility for overseeing the Company’s ERM program. With this responsibility, the Audit Committee monitors the Company’s significant business risks, including financial, operational, privacy, cybersecurity, business continuity, legal, regulatory, and reputational exposures and reviews the steps management has taken to monitor and control these exposures.

Compensation Committee
The Compensation Committee is responsible for risks related to compensation policies and practices, including incentive-related risks, and oversees risks associated with talent management and succession planning.

Nominating Committee
The Nominating Committee is responsible for risks associated with corporate governance matters, related party transactions, effectiveness and organization, director independence and director succession planning. The Nominating Committee is also responsible for oversight of ESG disclosures, including climate-related disclosures, and associated risks.

ERM Committee
The ERM Committee is responsible for identifying and assessing the material risks facing the Company and providing periodic reports regarding such risks to the Audit Committee for review and evaluation of mitigation strategies. The ERM Committee also completes an annual risk assessment with regard to the Company’s overall compensation policies and practices, which is reviewed by the Compensation Committee.

18	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

OVERSIGHT OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND RISKS
Rayonier recognizes that operating responsibly—minimizing the environmental impact of our operations and respecting human rights by creating an environment of respect, integrity and fairness for our employees, contractors and customers wherever we do business—is fundamental to our long-term success. The Nominating Committee, through Board delegation, has the responsibility for ESG oversight, as well as policies, programs and strategies related to ESG matters that align with our core business strategy.
In 2022, the Nominating Committee continued its focus on reviewing the Company’s ESG-related disclosure, as well as reviewing ESG-related matters significant to the Company. Specifically, the Nominating Committee reviewed and approved the company’s 2022 Carbon Report and Sustainability Report, covering 2021 data. Within the Sustainability Report, Rayonier addresses key ESG factors that we believe are meaningful to our investors and other stakeholders and maps our disclosures to the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) reporting frameworks.
Rayonier remains committed to our ESG efforts, including increasing transparency on ESG matters that we believe are relevant to our business and that meet the overall needs of investors. Our ESG efforts continue to evolve, and Rayonier welcomes shareholder feedback. ESG-related matters monitored by the Board currently include:

■Environmental Sustainability and Climate. Our internal research team evaluates climate change at both a global and regional level in an effort to assess the potential long-term impacts on the health and productivity of our forests. In addition, as part of the process for establishing our long-term strategies, our senior leadership team and Board consider the potential risks associated with climate change and the actions we can take to mitigate these risks.
■Culture and Employee Engagement. Our Board views our culture as one of Rayonier’s most critical assets and regularly receives briefings from our Chief Executive Officer on initiatives to strengthen our company culture and encourage employee engagement. Our culture is centered on empowering individuals to behave like owners, working effectively as a team across functional and regional boundaries, prioritizing safety as a way of life, and listening to and respecting diverse points of view.
■Diversity, Equity and Inclusion. We are committed to creating a collaborative, inclusive and diverse environment within Rayonier, with our customers and among our contractors and suppliers. Our Board views this commitment as a business imperative and a competitive advantage. We promote diversity within our workforce and encourage the contribution of diverse suppliers. Gender and ethnic diversity have historically been a challenge for the forestry sector, which has motivated us to proactively engage in ways that we hope can have an impact on increasing diversity within the industry over time.
■Data Privacy and Cybersecurity. Protecting the privacy of our customers’ information and the security of our systems and networks is a key priority for Rayonier. Our Board is committed to maintaining strong and meaningful privacy and security protection for all of our stakeholders’ information. The Audit Committee has primary responsibility for overseeing our risk management program related to data privacy and security and cybersecurity.
■Political Activities. We adhere to high ethical standards when engaging in any political activities, including lobbying. These efforts are overseen by the Audit Committee. In addition, any political activity is subject to robust internal controls. All such uses of Rayonier funds, facilities or other assets are coordinated by the Vice President, Public Affairs with approval by the Chief Executive Officer.
■Anti-Corruption. We have an active anti-corruption program to comply with applicable anti-corruption rules, including the Foreign Corrupt Practices Act. As part of this program, the Audit Committee receives annual notification of our continued compliance.

NON-MANAGEMENT DIRECTOR MEETINGS
Our non-management directors met separately in six (6) regularly scheduled meetings during 2022.

2023 Proxy Statement	19

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
BOARD SELF-EVALUATION PROCESS

Pursuant to our Corporate Governance Principles, the Nominating Committee is responsible for establishing and overseeing a process for annual self-evaluation of the effective operation and performance of our Board and of each Board committee. We use a discussion-based process, with a questionnaire to facilitate discussion, in which each director discusses privately with our Corporate Secretary Board and committee composition, including appropriateness and diversity of skills, background, experience and structure, Board training, additional presentations on various topics, refinements to meeting materials and presentation format, opportunities to improve Board and committee governance, performance and effectiveness, as well as any other topics or concerns the director may have. Additionally, the format and effectiveness of the evaluation process and whether to engage a third-party facilitator is also part of the review. Each director may also provide feedback directly to the Chair of the Nominating Committee as part of this process. The results of the discussions are aggregated by our Corporate Secretary then reported to the Board and committees utilizing a roundtable discussion format, and any necessary follow-up actions are developed. At the present time, our Board believes that the format of one-on-one private discussions with our Corporate Secretary is effective and elicits candid input and feedback.
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
Directors are encouraged, but not required, to attend the Annual Meeting of Shareholders. At the 2022 Annual Meeting, all directors were in attendance.
COMMUNICATIONS WITH THE BOARD
Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the Chair or the independent non-management directors as a group may do so by writing to any such party or group at Rayonier, c/o Corporate Secretary, 1 Rayonier Way, Wildlight, Florida 32097. All concerns received will be appropriately forwarded and, if deemed appropriate by the Corporate Secretary, may be accompanied by a report summarizing such concerns.
DIRECTOR NOMINATION PROCESS

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. It is the policy of our Nominating Committee to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified from any other source.
DIVERSITY

Our Nominating Committee utilizes a matrix to evaluate the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure diversity, breadth of experience and expertise among our directors. The Nominating Committee assesses such diversity through its annual assessment of Board structure and composition and its review of the annual Board and committee performance evaluations. Recent board refreshment efforts have been conducted by search firms with proven success in developing and presenting diverse slates of candidates that represent diversity in sex, race, ethnicity, national origin and other historically underrepresented groups on U.S. public company boards. These efforts resulted in four diverse candidates who accepted invitations to join the Board since May 2020, including two women, an individual of diverse national origin, and a racially diverse individual. The Board continues to evaluate opportunities to refresh or otherwise enhance its composition with diversity as a priority consideration.
RELATED PERSON TRANSACTIONS
Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock or any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest. For 2022, except as described below for Mr. Bass, no Related Person Transactions were submitted to the Nominating Committee (the "Committee") for review, approval or ratification, and no transaction with any Related Person was identified.

20	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
In 2020, the Company, through its subsidiary Wildlight LLC (“Wildlight”), entered into an agreement to sell 74 developed lots to Mattamy Jacksonville LLC (“Mattamy Jacksonville”), a subsidiary of Mattamy Homes US (“Mattamy”), for an aggregate base purchase price of $4.45 million, plus “additional consideration” as to each lot to the extent the ultimate sales price of each finished home exceeds agreed price thresholds and for certain marketing fees owed to Wildlight (the “Initial Mattamy Contract”). The Initial Mattamy Contract was executed prior to Mr. Bass becoming the Chief Executive Officer of Mattamy, and the terms of that contract were outlined for the Committee in connection with its consideration of Mr. Bass’ tendered resignation at the time of his appointment to his role with Mattamy. All of the lots covered by the Initial Mattamy Contract have now been purchased by Mattamy Jacksonville. In 2021, after Mr. Bass joined Mattamy, Mattamy Jacksonville sought to purchase an additional 18 developed lots by way of an amendment to the Initial Mattamy Contract, which amendment was reviewed and approved by the Committee (the “Mattamy Amendment”). The Mattamy Amendment reflected an aggregate base purchase price of $981,000 for the additional 18 lots and contained the same “additional consideration” provisions as the Initial Mattamy Contract. All lots covered by the Mattamy Amendment have now been purchased by Mattamy Jacksonville.

All contract negotiations were conducted by the local management of Mattamy Jacksonville, but the ultimate decision with regard to such acquisitions remained with the buyer’s Capital Allocation Committee, of which Mr. Bass is a member. Wildlight management reports that the contract negotiations with Mattamy Jacksonville were consistent and competitive with other builders in the market and that the contract terms agreed to were similarly consistent with the terms reached with such other builders. Wildlight and Mattamy Jacksonville have now fully performed under the Initial Mattamy Contract and the Mattamy Amendment. On December 30, 2022, Wildlight received the final payment owed by Mattamy Jacksonville for the “additional consideration” due to Wildlight upon the closing of each sale of its finished homes.

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT
The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website (www.rayonier.com).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; PROCESSES AND PROCEDURES

Keith E. Bass, Dod A. Fraser, Gregg A. Gonsalves, Scott R. Jones, V. Larkin Martin, Meridee A. Moore and Ann C. Nelson each served as members of our Compensation Committee during the fiscal year ended December 31, 2022. No member of the Compensation Committee served as one of our officers or employees at any time during 2022 or had any Related Person Transaction or relationship required to be disclosed in this Proxy Statement, except as otherwise described above under “Related Person Transactions” with respect to Mr. Bass. Following Mr. Bass’ appointment as the Chief Executive Officer of Mattamy Homes US, the Company established a sub-committee of the Compensation Committee comprised entirely of “non-employee directors” for purposes of equity awards granted pursuant to Rule 16b-3 of the Exchange Act. None of our executive officers serve, or served during 2022, as a member of the board of directors and compensation committee of a public company with at least one of its executive officers serving on our Board or Compensation Committee.

2023 Proxy Statement	21

PROPOSAL NO. 2 — SAY-ON-PAY
PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON “SAY-ON-PAY”
In accordance with the preference expressed by a majority of our shareholders at our 2017 Annual Meeting, we are providing shareholders with an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis ("CD&A") beginning on page 23 and in the tables and other narrative disclosure in this Proxy Statement.
As described in detail in such disclosures, our executive compensation programs are designed to focus our senior leaders on the creation of long-term shareholder value. Our compensation programs provide a substantial majority of named executive officer compensation in the form of “at risk” performance-based incentives, consisting primarily of long-term stock-based awards. We believe this properly aligns the interests of our executives with those of our shareholders and with the long-term objectives of the Company.
This proposal provides shareholders with the opportunity to endorse or not endorse our compensation arrangements for our named executive officers through the following resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and related material).”
While this vote is not binding, the Board and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

NAMED EXECUTIVE OFFICERS

Name	Title
David L. Nunes	Chief Executive Officer
Mark D. McHugh	President and Chief Financial Officer
Douglas M. Long	Executive Vice President and Chief Resource Officer
W. Rhett Rogers	Senior Vice President, Portfolio Management
Mark R. Bridwell	Senior Vice President, General Counsel and Corporate Secretary

22	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY

COMPENSATION DISCUSSION AND ANALYSIS
This CD&A provides information about our 2022 compensation programs for our named executive officers.

CD&A TABLE OF CONTENTS
EXECUTIVE SUMMARY	Page 24
○ Our Compensation Philosophy	Page 24
○ Say-on-Pay	Page 24
○ Compensation Policies and Governance Practices Summary	Page 24
COMPONENTS OF EXECUTIVE COMPENSATION	Page 25
○ Base Salary	Page 26
○ Annual Bonus Program	Page 26
○ Long-Term Incentives	Page 28
OTHER COMPENSATION INFORMATION	Page 31
○ Executive Perquisites	Page 31
○ Retirement Benefits	Page 31
○ Post-Termination and Change in Control Benefits	Page 31
DECISION-MAKING PROCESS	Page 32
○ Role of the Compensation Committee, Management and Advisors	Page 32
○ Compensation Benchmarking	Page 32
○ Compensation Risk Assessment	Page 33
COMPENSATION POLICIES AND GOVERNANCE PRACTICES	Page 33
○ Stock Ownership Guidelines	Page 33
○ Prohibition on Hedging and Pledging Share Ownership	Page 33
○ Tax Considerations	Page 34
○ Clawback Policy	Page 34
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	Page 34

2023 Proxy Statement	23

PROPOSAL NO. 2 — SAY-ON-PAY

EXECUTIVE SUMMARY

OUR COMPENSATION PHILOSOPHY. Our compensation philosophy emphasizes “pay for performance” programs designed to reward superior financial performance and sustained increases in the value of our shareholders’ investment in Rayonier, while recognizing the need to maintain competitive base pay, retirement, health care, severance and other fixed compensation programs. We seek to offer total compensation opportunities competitive with the markets in which we compete for talent, with an emphasis on long-term incentive compensation. When establishing an executive's target pay opportunity, our Compensation Committee considers market median statistics from survey benchmarks, as well as target pay levels for similarly situated executives at our direct timber REIT competitors, among other factors. By providing a substantial portion of our named executive officers’ total targeted compensation in the form of long-term incentive awards, we seek to drive sustainable increases in our market valuation and to outperform our peers on a relative total shareholder return basis while promoting equity ownership to further align the interests of our executives with our shareholders.
SAY-ON-PAY. The Compensation Committee carefully considers the results of our shareholders’ advisory “Say-on-Pay” vote. Last year, our shareholders expressed a high level of support for the compensation of our named executive officers, with 97.6% of the votes cast in favor of our compensation programs and practices.
COMPENSATION POLICIES AND GOVERNANCE PRACTICES SUMMARY.

	WHAT WE DO		WHAT WE DON’T DO
✓	Pay for performance with focus on long-term value creation	✗	No employment agreements
		✗	No single-trigger change in control provisions for equity awards
✓	Maintain robust share ownership requirements
		✗	No excise tax gross-ups
✓	Maintain a comprehensive clawback policy	✗	No hedging or pledging of Company stock
✓	Avoid compensation practices that encourage inappropriate risk	✗	No excessive executive perquisites
		✗	No repricing of underwater options
✓	Engage an independent compensation consultant and conduct an annual compensation review
✓	Maintain an independent Compensation Committee
✓	Cap performance share awards payable if total shareholder return for the period is negative

24	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY

COMPONENTS OF EXECUTIVE COMPENSATION

	TYPE	COMPONENT	DESCRIPTION	PURPOSE
◄ FIXED ►	Current Year Performance	BASE SALARY	•Fixed cash compensation that recognizes level of responsibilities, experience, expertise and individual performance •Evaluated against external market data annually	•Helps attract and retain talented executives
◄ VARIABLE ►		ANNUAL BONUS PROGRAM	•“At risk” performance-based cash compensation	•Rewards achievement of key annual financial metrics and strategic initiatives •ESG-related initiatives are incorporated into the strategic objective component of our program
	Long-Term Incentive	PERFORMANCE SHARES (50%)	•“At risk” equity-based stock compensation
•Encourages and rewards long-term performance
•Aligns management interests with those of our investors
•Promotes an ownership mentality that fosters the long-term perspective necessary for sustained success
•Promotes retention with multi-year vesting schedules

TIME-BASED RESTRICTED STOCK UNITS (50%)
•Ultimate value of these awards depends upon our performance in delivering value to shareholders both in absolute terms through restricted stock units and relative to our peers through performance shares

Consistent with our compensation philosophy, a substantial majority of senior executive compensation is in the form of variable “at risk” pay, aligning compensation with performance and shareholder value creation. For 2022, the portion of total target compensation (which is comprised of base salary, target annual bonus and target long-term incentive award) allocated to variable “at risk” compensation was 83.5% for our CEO and 70.6% on average for our other named executive officers.
2022 TARGET COMPENSATION MIX

We do not have specific pay ratios for our CEO as compared to our other senior executives, but the Compensation Committee does take into account internal pay equity factors to ensure that compensation differences within the Company are consistent with respect to different job levels and responsibilities. For example, the Compensation Committee believes that the CEO has substantially more responsibility and impact on shareholder value than any other named executive officer. Therefore, the Compensation Committee sets his total compensation at a level appreciably higher in relation to

2023 Proxy Statement	25

PROPOSAL NO. 2 — SAY-ON-PAY
that of other named executive officers, but at a level the Compensation Committee believes is appropriate and reflective of market practice and with a greater portion of his total compensation contingent on our performance.

BASE SALARY. Base salary is a fixed compensation component intended to compensate our executives based on experience, expertise and job responsibilities. Each year, the Compensation Committee reviews the base salary of our CEO and other executive officers, including all of our named executive officers. In making adjustments to base salary levels, the Compensation Committee considers a number of factors, including external market data, the approved annual salary budget, level of responsibilities, experience and breadth of knowledge, and individual performance. Base salaries for our named executive officers in 2022 were as follows:

Named Executive Officer	Base Salary (Effective 4/1/22)
David Nunes	$900,000
Mark McHugh	$550,000
Doug Long	$460,000
Rhett Rogers	$410,000
Mark Bridwell	$410,000

ANNUAL BONUS PROGRAM. Under the Rayonier Non-Equity Incentive Plan, we provide cash compensation in the form of an annual bonus incentive designed to reward executives based on the Company’s financial performance against key budgeted financial metrics and the attainment of identified strategic objectives. The annual bonus program provides for a target bonus award opportunity for each executive, expressed as a percentage of base salary. For 2022, the target bonus award opportunities for the named executive officers were as follows: Mr. Nunes, 150% (an increase from 125% in 2021); Messrs. McHugh and Long, 100% (an increase from 85% in 2021); Mr. Rogers, 70% (an increase from 55% in 2021); and Mr. Bridwell, 60% (an increase from 55% in 2021). These changes were made following our annual compensation market review, which is discussed in the Compensation Benchmarking section.

Bonus Plan Metrics. For 2022, the financial performance objective under our annual bonus program was changed to Adjusted EBITDA in place of Recurring Cash Flow (“RCF”), the financial metric that had been used historically under the plan. We consider Adjusted EBITDA to be the most meaningful measure of our periodic financial performance as well as a major driver of shareholder and enterprise value. The Compensation Committee believes that Adjusted EBITDA provides a strong measure of management performance with respect to our financial results, as it reflects the consolidated operational cash flow performance of our business excluding the impact of extraordinary items (both positive and negative). Additionally, since Adjusted EBITDA is a regularly reported financial metric, it provides greater transparency for our employees and shareholders. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, gain associated with the multi-family apartment complex sale attributable to noncontrolling interests, timber write-offs resulting from casualty events and Large Dispositions (which we define as transactions involving the sale of timberlands that exceed $20 million in size and do not have a demonstrable premium relative to timberland value).

Adjusted EBITDA performance against budget, weighted 70%, and performance against our annual Strategic Objectives and a Quality of Earnings Assessment, weighted 30%, were used to fund the overall bonus pool. Under prior year programs, the financial performance objective was weighted 80% and the Strategic Objectives and Quality of Earnings Assessment was weighted 20%. For 2022, given the growing importance of our strategic objectives, the Committee felt it was appropriate to shift more emphasis to the Strategic Objectives and Quality of Earnings Assessment.

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The bonus pool funding level is calculated using the table below, interpolating values between the threshold, target and maximum levels, with zero payout for performance below threshold:

	Threshold	Target	Maximum
Adjusted EBITDA Performance (70%)
Percentage of Budgeted Adjusted EBITDA Achieved	80% of Budget	Budget	110% of Budget
Bonus Pool Funding Level	35% of Target Awards	70% of Target Awards	105% of Target Awards
Strategic Objectives / Quality of Earnings Assessment (30%)
Bonus Pool Funding Level	0% of Target Awards	30% of Target Awards	45% of Target Awards
Total	35% of Target Awards	100% of Target Awards	150% of Target Awards
Under our bonus pool structure, individual awards can be adjusted down to 0% or up to +30% of the calculated payout level, not to exceed 150% of target awards, based on individual performance.
Measuring 2022 Results. Performance results under our annual bonus program with respect to Adjusted EBITDA may be adjusted to take into account material unusual, nonrecurring and non-budgeted items impacting the bonus calculation. For 2022, no adjustments were made.
Payout at target award levels for 2022 required achievement of Adjusted EBITDA of $318.6 million, representing the annual budgeted amount approved by the Board in January 2022. Actual Adjusted EBITDA for 2022 was $314.2 million (or 98.6% of budgeted Adjusted EBITDA), resulting in funding for the financial performance component at 96.5% of target or 67.6% on a weighted basis.

Our 2022 strategic objectives included several business development initiatives designed to advance our understanding of and participation in various nature-based climate solutions, which included developing voluntary carbon market projects, assessing afforestation opportunities, advancing new and existing solar projects, and evaluating carbon capture and storage opportunities within our land base. Our 2022 strategic objectives further incorporated a number of ESG-related initiatives, which included enhancing ESG disclosures as part of our Carbon and Sustainability Reports, advancing biodiversity and emission reduction metrics and targets, developing a comprehensive evaluation of climate change impacts and mitigation strategies, implementing initiatives to enhance our contractor safety culture, and advancing initiatives identified by our Diversity, Equity, and Inclusion (DE&I) task force to enhance our culture. Our 2022 objectives also included developing strategies to help contractors mitigate long-term labor shortages in forestry and trucking, refining our export market strategy, unlocking value in our Real Estate segment through targeted development activities, optimizing our portfolio value through active portfolio management, creating greater balance sheet flexibility to enhance future growth, and strengthening our employee recruitment and retention strategies.

After assessing management’s performance for 2022 against the identified strategic objectives and completing a qualitative review of earnings, the Compensation Committee approved a payout of 34% for the strategic objectives and quality of earnings component of the bonus, bringing the overall funding to 101.6% of target awards. In making this determination, the Compensation Committee was generally pleased with the execution of 2022 strategic initiatives, particularly with regards to advancing nature-based climate solutions, and concluded that management had achieved target performance. In addition, the Committee recognized the extraordinary organizational effort that went into evaluating multiple large-scale acquisition opportunities during the year, one of which was successfully closed. The Committee also felt management effectively managed timber operations in a market that weakened throughout the year and notably, reduced volumes below budget as prices receded. In this regard, the Committee judged the company's quality of earnings in 2022 to be superior. As a result of these factors, the Committee awarded a strategic modifier above target, with the corresponding total payout marginally above target.
Final 2022 Bonus Awards. The final annual bonuses earned by our named executive officers for 2022 were approved by the Compensation Committee and, for Mr. Nunes, by our independent directors, in February 2023 and appear in the Summary Compensation Table on page 35 under the heading “Non-Equity Incentive Plan Compensation.” As discussed above, the bonus pool funding for 2022 was 101.6% of target, and no adjustments were made to the earned bonuses for the named executive officers.

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LONG-TERM INCENTIVES. The Rayonier Incentive Stock Plan provides the Compensation Committee the flexibility to award long-term compensation incentives through a variety of equity-based awards. Long-term incentive awards allow us to offer a competitive overall compensation package and also provide share ownership opportunities for our executives to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and commitment to creating shareholder value.
Long-Term Incentive Program Overview. For 2022, the Compensation Committee adopted a long-term incentive program that was consistent with our 2021 program. The Compensation Committee allocated target long-term incentive compensation for our named executive officers between performance shares (weighted 50%) and time-based restricted stock units (weighted 50%). The Compensation Committee believes the plan reinforces the long-term ownership culture that we seek to promote among our executives, provides a strong incentive to our executives to focus on the ongoing and sustainable creation of shareholder value, and provides a retention incentive for our executives. In setting the grant date value of target long-term incentives to be awarded to each named executive officer, the Compensation Committee considers external market pay data, performance and potential, as discussed under “Compensation Benchmarking” on page 32. Long-term incentive target award values for 2022 are reflected below:

Named Executive Officer	2022 Performance Shares Target Value (1)	2022 Restricted Stock Units Target Value (1)	Total Long-Term Incentive Target Value
David Nunes	$1,600,000	$1,600,000	$3,200,000
Mark McHugh	$600,000	$600,000	$1,200,000
Doug Long	$350,000	$350,000	$700,000
Rhett Rogers	$250,000	$250,000	$500,000
Mark Bridwell	$225,000	$225,000	$450,000

(1) These amounts reflect the approved target value of long-term incentive compensation granted to our named executive officers in 2022. The actual grant-date fair values of these grants, computed in accordance with FASB ASC Topic 718, are shown in the "Summary Compensation Table" on page 35 and the "Grants of Plan-Based Awards" table on page 37. Long-term incentive payouts in 2022, if any, are reflected in the “Option Exercises and Stock Vested” table on page 39.
Time-Based Restricted Stock Units. The time-based restricted stock unit awards vest 25% per year on the first, second, third and fourth anniversaries of the grant date. The vesting period is designed to align the interests of our senior leadership team with the interests of our shareholders by focusing on the long-term success of our company while also promoting retention and is further aligned with market practice.
Performance Shares. The target award level is determined at the beginning of a 36-month performance period. Performance share awards were approved by the Compensation Committee (and, for the CEO, by our independent directors) in February 2022; the performance period began on April 1, 2022 and ends on March 31, 2025.
The payout, if any, will be based on the level of economic return we produce for our shareholders (measured based on Total Shareholder Return or “TSR”) relative to that produced by the 2022 Performance Share Peer Group, chosen by the Compensation Committee as those companies most likely to be considered “operational and/or capital markets competitors” to Rayonier.

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TSR is calculated for the performance period based upon the return on a hypothetical investment in Rayonier shares versus the return on an equal hypothetical investment in each of the peer companies, in all cases assuming reinvestment of dividends. Earned shares, if any, will be paid out in April 2025 after the end of the performance period on March 31, 2025, based on our relative TSR performance percentile ranking against the peer group, as follows:

Percentile Rank	Payout Level (Expressed As Percent of Target Award Shares)
75th and Above	175%
51st – 74th	100% (plus 3% for each incremental percentile position over the 50th Percentile)
50th	100%
26th – 49th	50% (plus 2% for each incremental percentile position over the 25th Percentile)
25th	50%
Below 25th	0%
The payout percentage is capped at 100% of target if Rayonier’s TSR for the performance period is negative. We also have a 400% total value cap on performance shares, which limits the overall value of shares that may be delivered to 4x the value on the grant date. Vice Presidents and above, including all of our named executive officers, are required to hold any shares earned for one year post vesting.
The 2022 Performance Share Peer Group includes the two other U.S.-based, publicly traded timber REITs plus the other companies comprising the FTSE NAREIT All Equity REIT Index. As the timber companies are considered our closest competitors, they are counted five times within the TSR performance calculation while the other REITs are each counted one time.

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Performance Share Peer Group
PotlatchDeltic Corporation (5x)	Weyerhaeuser (5x)
Acadia Realty Trust	Douglas Emmett, Inc.	Kilroy Realty Corporation	Rexford Industrial Realty, Inc.
Agree Realty Corporation	Duke Realty Corporation	Kimco Realty Corporation	RLJ Lodging Trust
Alexander & Baldwin, Inc.	Easterly Government Properties, Inc.	Kite Realty Group Trust	RPT Realty
Alexander's, Inc.	EastGroup Properties, Inc.	Lamar Advertising Company	Ryman Hospitality Properties, Inc.
Alexandria Real Estate Equities, Inc.	Empire State Realty Trust, Inc.	Life Storage, Inc.	Sabra Health Care REIT, Inc.
Alpine Income Property Trust, Inc.	EPR Properties	LTC Properties, Inc.	Safehold Inc.
American Assets Trust, Inc.	Equinix, Inc.	LXP Industrial Trust	Saul Centers, Inc.
American Campus Communities, Inc.	Equity Commonwealth	Medalist Diversified REIT, Inc.	SBA Communications Corporation
American Homes 4 Rent	Equity LifeStyle Properties, Inc.	Medical Properties Trust, Inc.	Seritage Growth Properties
American Tower Corporation	Equity Residential	Mid-America Apartment Communities, Inc.	Service Properties Trust
Americold Realty Trust	Essential Properties Realty Trust, Inc.	Modiv Inc.	Simon Property Group, Inc.
Apartment Income REIT Corp.	Essex Property Trust, Inc.	National Health Investors, Inc.	SITE Centers Corp.
Apartment Investment & Mgmt Company	Extra Space Storage Inc.	National Retail Properties, Inc.	SL Green Realty Corp.
Apple Hospitality REIT, Inc.	Farmland Partners Inc.	National Storage Affiliates Trust	Sotherly Hotels Inc.
Armada Hoffler Properties, Inc.	Federal Realty Investment Trust	NETSTREIT Corp.	Spirit Realty Capital, Inc.
Ashford Hospitality Trust, Inc.	First Industrial Realty Trust, Inc.	New York City REIT, Inc.	STAG Industrial, Inc.
AvalonBay Communities, Inc.	Four Corners Property Trust, Inc.	NexPoint Residential Trust, Inc.	STORE Capital Corporation
Bluerock Residential Growth REIT, Inc.	Franklin Street Properties Corp.	Office Properties Income Trust	Summit Hotel Properties, Inc.
Boston Properties, Inc.	Gaming and Leisure Properties, Inc.	Omega Healthcare Investors, Inc.	Sun Communities, Inc.
Braemar Hotels & Resorts, Inc.	Generation Income Properties, Inc.	One Liberty Properties, Inc.	Sunstone Hotel Investors, Inc.
Brandywine Realty Trust	Getty Realty Corp.	Orion Office REIT Inc.	Tanger Factory Outlet Centers, Inc.
Brixmor Property Group Inc.	Gladstone Commercial Corporation	Outfront Media Inc.	Terreno Realty Corporation
Broadstone Net Lease, Inc.	Gladstone Land Corporation	Paramount Group, Inc.	The Macerich Company
BRT Apartments Corp.	Global Medical REIT Inc.	Park Hotels & Resorts Inc.	The Necessity Retail REIT, Inc.
Camden Property Trust	Global Net Lease, Inc.	Pebblebrook Hotel Trust	UDR, Inc.
CareTrust REIT, Inc.	Global Self Storage, Inc.	Pennsylvania Real Estate Investment Trust	UMH Properties, Inc.
Cedar Realty Trust, Inc.	Healthcare Realty Trust Incorporated	Phillips Edison & Company, Inc.	Uniti Group Inc.
Centerspace	Healthcare Trust of America, Inc.	Physicians Realty Trust	Universal Health Realty Income Trust
Chatham Lodging Trust	Healthpeak Properties, Inc.	Piedmont Office Realty Trust, Inc.	Urban Edge Properties
City Office REIT, Inc.	Hersha Hospitality Trust	Plymouth Industrial REIT, Inc.	Urstadt Biddle Properties Inc.
Clipper Realty Inc.	Highwoods Properties, Inc.	Postal Realty Trust, Inc.	Urstadt Biddle Properties Inc.
Community Healthcare Trust Incorporated	Host Hotels & Resorts, Inc.	Power REIT	Ventas, Inc.
CorEnergy Infrastructure Trust, Inc.	Hudson Pacific Properties, Inc.	Preferred Apartment Communities, Inc.	Veris Residential, Inc.
Corporate Office Properties Trust	Independence Realty Trust, Inc.	Presidio Property Trust, Inc.	VICI Properties Inc.
Cousins Properties Incorporated	INDUS Realty Trust, Inc.	Prologis, Inc.	Vornado Realty Trust
Creative Media & Community Trust Corporation	Industrial Logistics Properties Trust	PS Business Parks, Inc.	W. P. Carey Inc.
Crown Castle International Corp.	Innovative Industrial Properties, Inc.	Public Storage	Washington Real Estate Investment Trust
CubeSmart	InnSuites Hospitality Trust	Rayonier Inc.	Welltower Inc.
DiamondRock Hospitality Company	InvenTrust Properties Corp.	Realty Income Corporation	Wheeler Real Estate Investment Trust, Inc.
Digital Realty Trust, Inc.	Invitation Homes Inc.	Regency Centers Corporation	Whitestone REIT
DigitalBridge Group, Inc.	Iron Mountain Incorporated	Retail Opportunity Investments Corp.	Xenia Hotels & Resorts, Inc.
Diversified Healthcare Trust	JBG SMITH Properties	Retail Value Inc.

See Option Exercises and Stock Vested section for information regarding our TSR performance achievement and the resulting payout under our 2019 Performance Share Award program covering the 36-month performance period ending March 31, 2022.

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OTHER COMPENSATION INFORMATION
EXECUTIVE PERQUISITES. In addition to benefits that are available broadly to our employees, Rayonier executive officers are eligible to participate in the Executive Physical Program. Each executive-level employee of the Company is encouraged to have a physical examination every year. The Company does not offer any other executive perquisites.
RETIREMENT BENEFITS. We maintain the following plans and programs to provide retirement benefits to salaried employees, including the named executive officers, to the extent such employees are eligible participants under the plan terms:

•	the Rayonier Investment and Savings Plan for Salaried Employees (our 401(k) plan);
•	the Rayonier Inc. Supplemental Savings Plan;
•	the Retirement Plan for Salaried Employees of Rayonier;
•	the Rayonier Excess Benefit Plan; and
•	the Rayonier Salaried Retiree Medical Plan.
The benefits available under the plans listed above are intended to provide income replacement after retirement, primarily through distributions from a 401(k) or other deferred compensation plan. We place great value on the long-term commitment that many of our employees and named executive officers have made to us and wish to incentivize them to remain with the Company with a focus on building sustainable value over the long term. Therefore, the Company has determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.
Our defined contribution retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. As a supplement to our 401(k) plan, the Supplemental Savings Plan is designed to provide eligible employees and executives with a convenient and efficient opportunity to save for retirement while deferring applicable income taxes until withdrawal. For a detailed description of the Supplemental Savings Plan, see the discussion following the “Nonqualified Deferred Compensation” table on page 41.
Our defined benefit pension plans, the Retirement Plan for Salaried Employees of Rayonier and the Rayonier Excess Benefit Plan, were closed to new employees on January 1, 2006. On December 31, 2016, benefits under our defined benefit pension plans were frozen for all participants. No additional benefits will be accrued under these plans. On February 28, 2023, we determined to terminate the defined benefit pension plans. The termination process is expected to take up to a year to complete. Of our named executive officers, Messrs. Long and Rogers are the only named executive officers who are participants in these plans. Our other named executive officers were hired after January 1, 2006 and are ineligible to participate. For detailed descriptions of our Retirement Plan for Salaried Employees and the Rayonier Excess Benefit Plan, see the discussion following the “Pension Benefits” table on page 40.
For those eligible participants who were employed prior to the January 1, 2006 closure to new participants, the Rayonier Salaried Retiree Medical Plan provides salaried employees eligible for retirement with access to a Company-sponsored healthcare plan funded entirely by the plan participants. This benefit is extended on an equivalent basis to all eligible retirees who are plan participants.
The Compensation Committee reviews these retirement benefits programs periodically to evaluate their continued competitiveness.
POST-TERMINATION AND CHANGE IN CONTROL BENEFITS.
Severance Pay Plan. The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Upon execution of a satisfactory separation agreement, the severance benefit available to our named executive officers ranges from 20 weeks to 26 weeks of base salary, plus an additional week of base salary for each year of service over one year.
Executive Severance Pay Plan. The Compensation Committee recognizes that, as with all publicly traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives to the detriment of Rayonier and our shareholders. The Executive

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Severance Pay Plan, referred to in this discussion as the “Executive Plan,” reflects the Compensation Committee’s view that it is critical to encourage executive retention and that the continued attention and dedication of our senior executives should be fostered, notwithstanding the possibility, threat, rumor or occurrence of a change in control of Rayonier. In addition, the Executive Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue financial concern over whether the transaction would jeopardize the executives’ own employment.

The Executive Plan achieves these objectives by providing benefits to eligible executives designated by the Compensation Committee, which currently include all of our named executive officers, in the event of a change in control of the Company. Any benefits payable require a “double-trigger,” meaning in addition to a change in control, the executive must be involuntarily terminated (other than for cause) or resign for “good reason” before any payments or benefits are triggered. If the executive is involuntarily terminated (other than for cause) or resigns for good reason within 24 months of the change in control, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status as a Tier I or Tier II executive. The Executive Plan has no excise tax gross-up provision. The Executive Plan includes a best net benefit provision, which provides eligible executives with the greater of (1) the full benefit, with the executive personally responsible for paying the excise tax, or (2) a capped benefit, with the amount reduced just below the threshold for triggering the excise tax. The Compensation Committee reviews the Executive Plan annually and retains the discretion to terminate the Executive Plan or to include or exclude any executive, including any named executive officer, at any time prior to a change in control. As of December 31, 2022, Messrs. Nunes, McHugh and Long are included as Tier I executives, and Messrs. Rogers and Bridwell are included as Tier II executives.
The potential payments under the Executive Plan are calculated in the “Potential Payments upon Termination or Change in Control” table on page 42.
DECISION-MAKING PROCESS

ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND ADVISORS. The Compensation Committee has responsibility for establishing our compensation philosophy and for monitoring our adherence to it. The Compensation Committee reviews and approves compensation levels for all executive officers as well as all compensation, retirement, perquisite and benefit programs applicable to such officers. In addition to the Clawback Policy discussed in this report, the Compensation Committee also has discretion to adjust short- and long-term incentive awards as it deems appropriate. The Compensation Committee establishes annual performance objectives for the CEO; evaluates his accomplishments and performance against those objectives; and, based on such evaluation, makes recommendations regarding his compensation for approval by the independent members of our Board. All of these functions are set forth in the Compensation Committee’s Charter, which is available on our website (www.rayonier.com) located under the Corporate Governance tab on our Investor Relations page and is reviewed annually by the Compensation Committee.
The Compensation Committee’s work is accomplished through a series of meetings throughout the year to ensure that all major elements of compensation are appropriately considered and that compensation and benefit programs are properly designed, implemented and monitored. Special meetings are held as needed to address matters outside the regular compensation cycle. Working with the Compensation Committee Chair, our Senior Vice President, Human Resources and Information Technology prepares an agenda and supporting materials for each meeting. Our Senior Vice President, Human Resources and Information Technology, and our Senior Vice President, General Counsel and Corporate Secretary, along with our Chief Executive Officer, generally attend Compensation Committee meetings by invitation, but are excused for executive sessions. The Compensation Committee invites other members of management to attend meetings as it deems necessary to cover issues within their specific areas of expertise or responsibility.
The Compensation Committee also seeks advice and assistance from compensation consultants and outside counsel. The Compensation Committee has engaged a compensation consulting firm, FW Cook, to provide advice, relevant market data and best practices to consider when making compensation decisions, including decisions involving the CEO and the programs generally applicable to senior executives. FW Cook does not provide any services other than consulting services related to executive and Board compensation. The Compensation Committee has assessed the independence of our compensation consultant against the specific criteria under applicable SEC and NYSE rules and determined that no conflict of interest is or was raised by their work for the Compensation Committee.
COMPENSATION BENCHMARKING. In an effort to provide a competitive compensation package and to attract, motivate and retain a talented management team, the Compensation Committee studies market norms among our industry peers and references broad-based general industry and REIT compensation surveys for comparably sized companies. The

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Compensation Committee also considers the expertise and experience level of a given executive as well as individual, Company and market factors.

In setting 2022 compensation levels for senior executives, including each of the named executive officers, the Compensation Committee referenced median compensation levels at comparably sized general industry and real estate investment trusts (REITs) using two survey sources: (1) the WTW CDB Executive Compensation Survey for companies with revenues of $1 billion to $3 billion and (2) the NAREIT Compensation Survey for companies with total capitalization between $5 billion and $10 billion. Because our market capitalization relative to our revenue base is significantly larger than many general industry companies in the WTW survey, the selection of a peer group based solely on revenue tends to create a negative bias in compensation benchmarks relative to the selection of a peer group based solely on market capitalization. To account for this bias, FW Cook calculated the median revenue-to-total-capitalization ratio for the companies in the S&P 400 Midcap Index (~0.35x times) and applied that ratio to our total capitalization to derive an adjusted revenue scope for the WTW survey, which fell within the $1 billion to $3 billion revenue range in the survey. Market ranges are developed around the competitive median values as follows, allowing for differentiation based on factors such as performance and experience: (1) base salary +/-10%, (2) target total annual cash of +/-15%, and (3) target total direct compensation of +/-20%.

The Compensation Committee also reviewed compensation practices of our industry peer companies, as disclosed in each company’s annual proxy statement. These included PotlatchDeltic Corporation, Catchmark Timber Trust (since acquired by PotlatchDeltic), and Weyerhaeuser. While the Compensation Committee did not place significant weighting on these companies in evaluating competitive pay levels given that one of these companies was much smaller and one much larger than Rayonier, the Committee did consider their annual bonus and long-term incentive program design practices.
For 2022, target total direct compensation levels (consisting of base salary, target annual bonus and target long-term incentive award) for our named executive officers on average fell within the median range of the compensation surveys discussed above.
COMPENSATION RISK ASSESSMENT. The Compensation Committee performed the annual assessment of our incentive compensation programs to determine whether the risks arising from these programs were reasonably likely to have a material adverse effect on Rayonier. The assessment reviewed the material elements of our incentive compensation programs and concluded that these programs do not create risk that is reasonably likely to have a material adverse effect on Rayonier.
COMPENSATION POLICIES AND GOVERNANCE PRACTICES
STOCK OWNERSHIP GUIDELINES. We believe that share ownership requirements help to further focus the senior leadership team on the long-term success of our businesses and the interests of our shareholders. All executive officers at the Vice President level and above are required to acquire and hold, within five years after taking such position, Rayonier shares with a value equal to a designated multiple, as reflected below, of the average of their base salary for the prior three years:

Position	Ownership Requirement
Chief Executive Officer	8x
President	6x
Executive Vice Presidents & Chief Financial Officer	4x
Senior Vice Presidents	3x
Vice Presidents	2x
We also require that each independent director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer. Prior to satisfying his or her ownership requirement, a director or executive is prohibited from selling any Rayonier shares other than shares withheld or sold to satisfy taxes in connection with a performance share payout, restricted stock/unit vesting or stock option exercise. Note that unvested and unearned performance share awards or unexercised stock options do not count towards the ownership requirements. All of our directors and executive officers have met or are on track to meet their ownership requirements within the required period.
PROHIBITION ON HEDGING AND PLEDGING SHARE OWNERSHIP. Our executive officers and directors are not permitted to hedge their economic exposure to our common shares, to hold their ownership interests in our common shares in a margin account or to otherwise pledge their common shares as collateral for a loan. A more detailed

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description of our prohibition on hedging and pledging is included in the “Share Ownership of Directors and Executive Officers” section on page 59 and is incorporated in this CD&A by reference.
TAX CONSIDERATIONS. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million for certain of our named executive officers. In reviewing and establishing our compensation program and payments, the Compensation Committee considers the anticipated tax treatment to Rayonier and the named executive officers. However, deductibility of compensation is only one factor that the Compensation Committee takes into account in setting executive compensation, and the Compensation Committee retains the flexibility to award compensation that is not deductible in its discretion.
CLAWBACK POLICY. We have an extensive Clawback Policy that provides the Compensation Committee discretion to recover incentive awards paid or outstanding in the event of a financial restatement or detrimental conduct. Detrimental conduct includes failure to comply with material policies of the Company, committing an illegal act in connection with the performance of a covered employee's duties or taking any action or failing to take action which puts the Company at material risk. The financial restatement provision of the policy applies to Section 16 officers and allows the Compensation Committee to recover the difference between the incentive-based awards paid and the value that would have been paid had the restated financial information been known at the time the award was paid. The detrimental conduct provision applies to a broader group of management and provides the Compensation Committee discretion to recover all or a portion of any incentive awards paid or outstanding during the prior 36 months.
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the CD&A be included in this Proxy Statement, which is incorporated by reference into the Company’s 2022 Annual Report on Form 10-K filed with the SEC.
The Compensation and Management Development Committee:

Keith E. Bass, Chair	Dod A. Fraser
Scott R. Jones	V. Larkin Martin
Ann C. Nelson	Gregg A. Gonsalves

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SUMMARY COMPENSATION TABLE
This table discloses compensation for 2022, 2021 and 2020 for Rayonier’s Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1) (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
David Nunes	2022	$887,500	—	$3,337,902	—	$1,352,551	—	$173,288	$5,751,241
Chief Executive	2021	$843,750	—	$2,735,312	—	$1,582,032	—	$155,387	$5,316,481
Officer	2020	$818,750	—	$3,002,811	—	$1,459,420	—	$129,835	$5,410,816
Mark McHugh	2022	$543,750	—	$1,251,702	—	$552,451	—	$68,488	$2,416,391
President & Chief	2021	$521,250	—	$980,582	—	$664,594	—	$60,101	$2,226,527
Financial Officer	2020	$501,250	—	$1,111,041	—	$536,090	—	$55,621	$2,204,002
Doug Long	2022	$453,750	—	$730,152	—	$461,011	—	$59,041	$1,703,954
EVP & Chief	2021	$431,250	—	$567,713	—	$549,844	—	$58,319	$1,607,126
Resource Officer	2020	$415,000	—	$630,585	—	$443,840	$280,977	$38,343	$1,808,745
Rhett Rogers	2022	$405,000	—	$521,550	—	$288,036	—	$39,823	$1,254,409
SVP, Portfolio	2021	$386,250	—	$412,869	—	$318,657	—	$40,806	$1,158,582
Management	2020	$356,250	—	$420,370	—	$279,410	$127,930	$35,369	$1,219,329
Mark Bridwell	2022	$405,000	—	$469,377	—	$246,888	—	$49,030	$1,170,295
SVP, General	2021	$386,250	—	$387,074	—	$318,657	—	$45,159	$1,137,140
Counsel & Corp	2020	$370,500	—	$420,370	—	$290,580	—	$39,471	$1,120,921
Secretary

(1)	Represents the aggregate grant date fair value for performance share and restricted stock unit awards, computed in accordance with FASB ASC Topic 718 granted in 2022, 2021 and 2020. For 2022, the Stock Awards column includes the grant date fair value of performance shares at target and restricted stock unit awards as follows:

	Performance Shares	Restricted Stock Units
Mr. Nunes	$1,737,911	$1,599,991
Mr. McHugh	$651,711	$599,992
Mr. Long	$380,161	$349,992
Mr. Rogers	$271,550	$250,000
Mr. Bridwell	$244,386	$224,992

Performance share payouts are based on market conditions, and as such, the awards are valued using a Monte Carlo simulation model. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans” section included in the notes to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2022, 2021 and 2020.
(2)	For 2022, the following amounts reflect the grant date fair value of the performance share awards, assuming that the highest level of performance is achieved under the 2022 Performance Share Award Program: Mr. Nunes, $2,799,985; Mr. McHugh, $1,049,985; Mr. Long, $612,485; Mr. Rogers, $437,500; and Mr. Bridwell, $393,735.
(3)	Represents awards under the 2022, 2021 and 2020 bonus programs discussed in the CD&A beginning on page 23.
(4)	For Messrs. Long and Rogers, these amounts represent the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans. For 2022, Messrs. Long and Rogers' aggregate change in pension value was negative. In accordance with SEC rules, the value shown in the table for 2022 is zero. The actual change in pension value from December 31, 2021 to December 31, 2022 for Mr. Long was $(455,606) and for Mr. Rogers was $(209,175).

2023 Proxy Statement	35

PROPOSAL NO. 2 — SAY-ON-PAY

(5)	For each year presented, these amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, our 401(k) Plan; Company contributions to the Rayonier Excess Savings and Deferred Compensation Plan; interest paid on dividend equivalents; and the costs of executive physical examinations. The amounts reflect 401(k) Plan Company contributions as follows: for 2022: Messrs. Nunes, McHugh, Long, Rogers and Bridwell: $20,130; for 2021: Messrs. Nunes, McHugh, Long, Rogers and Bridwell: $19,140; for 2020: Messrs. Nunes, McHugh, Long, Rogers, and Bridwell: $18,810. The amounts reflect Excess Savings Company contributions as follows: for 2022: Mr. Nunes, $142,859, Mr. McHugh, $44,845, Mr. Long, $36,210, Mr. Rogers, $18,471, and Mr. Bridwell, $27,631; for 2021: Mr. Nunes, $132,869, Mr. McHugh, $39,985, Mr. Long, $38,616, Mr. Rogers, $21,441, and Mr. Bridwell, $25,531; for 2020: Mr. Nunes, $101,787, Mr. McHugh, $33,824, Mr. Long, $17,715, Mr. Rogers, $16,039, and Mr. Bridwell, $18,973. The amount reflects interest paid on dividend equivalents associated with performance shares as follows: for 2022: Mr. Nunes, $9,757, Mr. McHugh, $3,513, Mr. Long, $1,951, Mr. Rogers, $1,171, and Mr. Bridwell, $1,268; for 2021: Mr. Nunes, $3,378, Mr. McHugh, $976, Mr. Long, $563, Mr. Rogers, $225, and Mr. Bridwell, $488; for 2020: Mr. Nunes, $9,090, Mr. McHugh, $2,987, Mr. Long, $1,818, Mr. Rogers, $520, and Mr. Bridwell, $1,688. All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David Nunes, our Chief Executive Officer (our “CEO”). For fiscal 2022:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $118,006; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $5,751,241.
Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 49 to 1.
We last identified our median employee in 2021 in accordance with SEC rules which permit companies to use the same median employee for up to three consecutive years so long as certain conditions are met. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we used the following methodology and material assumptions, adjustments and estimates:

•	We determined that, as of December 31, 2020, our employee population consisted of 413 employees, with 76% of these individuals located in the United States and 24% located in New Zealand. This population consisted of our full-time and part-time employees. We selected December 31, 2020 as the date upon which we would identify the “median employee”.
•	To identify the median employee from our employee population, we compared the amount of salary paid in 2020, the annual cash incentive compensation awarded for 2020, and the grant date value of equity awards granted in 2020 for each employee. In making this determination, we annualized the compensation of one part-time and 77 full-time employees who were hired in 2020 but did not work for us for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.
•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K using the same calculation for annual total compensation as is used for the Summary Compensation Table.
•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of Summary Compensation Table above.

36	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
GRANTS OF PLAN-BASED AWARDS
This table discloses potential payouts under the Rayonier Non-Equity Incentive Plan and the 2022 Performance Share Award Program along with 2022 restricted stock unit awards for our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards (4)
Name	Grant Date	Approval Date	Thres- hold	Target	Maxi- mum	Thres- hold (#)	Target (#)	Maxi- mum (#)
David Nunes	—	—	$465,938	$1,331,250	$1,996,875
	4/1/2022	2/18/2022				19,130	38,259	66,953		$1,737,911
	4/1/2022	2/18/2022							38,259	$1,599,991
Mark McHugh	—	—	$190,313	$543,750	$815,625
	4/1/2022	2/17/2022				7,174	14,347	25,107		$651,711
	4/1/2022	2/17/2022							14,347	$599,992
Doug Long	—	—	$158,813	$453,750	$680,625
	4/1/2022	2/17/2022				4,185	8,369	14,646		$380,161
	4/1/2022	2/17/2022							8,369	$349,992
Rhett Rogers	—	—	$99,225	$283,500	$425,250
	4/1/2022	2/17/2022				2,989	5,978	10,462		$271,550
	4/1/2022	2/17/2022							5,978	$250,000
Mark Bridwell	—	—	$85,050	$243,000	$364,500
	4/1/2022	2/17/2022				2,690	5,380	9,415		$244,386
	4/1/2022	2/17/2022							5,380	$224,992

(1)
Reflects potential awards under the Rayonier Non-Equity Incentive Plan. Awards can range from 0% to 150% of the target award. Where performance achievement is below threshold on all metrics under the program, the participant will earn zero payout. See the “Annual Bonus Program” section of the CD&A beginning on page 26. The actual amount earned by each named executive officer for 2022 is reflected in the Summary Compensation Table on page 35 under the “Non-Equity Incentive Plan Compensation” column.

(2)
Reflects potential awards, in number of shares, under the 2022 Performance Share Award Program. Awards can range from 50% to 175% of the target award. Where performance achievement is below threshold, no performance shares will be earned. Please refer to the “Performance Shares” section of the CD&A beginning on page 28.

(3)
Reflects awards of time-based restricted stock units, in number of shares, granted as part of our 2022 long-term incentive program. Please refer to the "Time-Based Restricted Stock Units" section of the CD&A beginning on page 28.

(4)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Values for equity incentive plan awards subject to market conditions are valued using a Monte Carlo simulation model.

2023 Proxy Statement	37

PROPOSAL NO. 2 — SAY-ON-PAY
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
This table discloses outstanding stock option, performance share and restricted stock/unit awards for the named executive officers as of December 31, 2022.

		Option Awards				Stock Awards
								Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested (3)
David Nunes	4/1/2022					38,259(A)	$1,261,017	66,953	$2,206,779
	4/1/2021					29,585(B)	$975,122	69,031	$2,275,245
	4/1/2020					45,517(C)	$1,500,240	136,550	$4,500,688
	4/1/2019					21,004(D)	$692,292
	4/2/2018					6,462(E)	$212,988
Mark McHugh	4/1/2022					14,347(A)	$472,877	25,107	$827,535
	4/1/2021					10,606(B)	$349,574	24,747	$815,653
	4/1/2020					16,841(C)	$555,079	50,524	$1,665,271
	4/1/2019					7,562(D)	$249,244
	4/2/2018					1,867(E)	$61,536
Doug Long	4/1/2022					8,369(A)	$275,842	14,646	$482,724
	4/1/2021					6,141(B)	$202,407	14,327	$472,226
	4/1/2020					9,558(C)	$315,032	28,676	$945,161
	4/1/2019					4,201(D)	$138,465
	4/2/2018					1,077(E)	$35,498
Rhett Rogers	4/1/2022					5,978(A)	$197,035	10,462	$344,811
	4/1/2021					4,466(B)	$147,199	10,420	$343,427
	4/1/2020					6,372(C)	$210,021	19,116	$630,063
	4/1/2019					2,521(D)	$83,092
	4/2/2018					431(E)	$14,206
	1/2/2013	1,047		$38.69	1/2/2023
	1/2/2014	1,664		$31.28	1/2/2024
Mark Bridwell	4/1/2022					5,380(A)	$177,325	9,415	$310,318
	4/1/2021					4,187(B)	$138,004	9,769	$321,970
	4/1/2020					6,372(C)	$210,021	19,116	$630,063
	4/1/2019					2,731(D)	$90,014
	4/2/2018					934(E)	$30,785

(1)	(A) Amounts reflect time-based restricted stock units granted as part of our 2022 long-term incentive program on April 1, 2022, which vest 25% per year over four years.
(B) Amounts reflect time-based restricted stock units granted as part of our 2021 long-term incentive program on April 1, 2021, which vest 25% per year over four years.
(C) Amounts reflect time-based restricted stock units granted as part of our 2020 long-term incentive program on April 1, 2020, which vest in equal one-third increments on the third, fourth, and fifth anniversaries of the grant date.
(D) Amounts reflect time-based restricted stock units granted as part of our 2019 long-term incentive program on April 1, 2019, which vest in equal one-third increments on the third, fourth, and fifth anniversaries of the grant date.
(E) Amounts reflect time-based restricted shares granted as part of our 2018 long-term incentive program on April 2, 2018, which vest in equal one-third increments on the third, fourth, and fifth anniversaries of the grant date.

38	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY

(2)
Represents awards under the Performance Share Award Program for 2020, 2021 and 2022, each with a 36-month performance period commencing on April 1 and ending on March 31 of the applicable years. Awards for the relevant performance share program period are immediately vested following the performance period upon the Compensation Committee’s certification of performance results and the amount earned, but commencing with the 2021 awards, earned shares are subject to a one-year post-vesting holding period. Under the Performance Share Award Program, the actual award value for 2022 and 2021 can range from 50% to 175% of target, and for 2020 the award value can range from 30% to 200% of target. No shares will be earned under these awards if performance achievement is below threshold with respect to the applicable program. See the “Performance Shares” section of the CD&A beginning on page 28. The disclosure for the 2022, 2021, and 2020 Performance Share Award Program reflects the maximum payout level of 175%, 175%, and 200%, respectively, based on actual performance during the performance periods through December 31, 2022.

(3)	Value based on the December 31, 2022 closing share price of $32.96.
OPTION EXERCISES AND STOCK VESTED
The following table sets forth the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2022 for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
David Nunes	—	—	96,287	$4,202,008
Mark McHugh	—	—	33,994	$1,484,732
Doug Long	1,400	$5,494	20,517	$834,533
Rhett Rogers			11,127	$486,367
Mark Bridwell			13,068	$569,293

(1)	The amount shown represents the market value of our common shares at exercise less the exercise price multiplied by the number of options that were exercised.
(2)	The amounts shown represent the value realized by our named executive officers upon vesting of restricted stock and restricted stock units, along with payouts under the 2019 Performance Share Award Program. Performance shares under our 2019 Performance Share Award Program paid out at 133.9% based on our TSR for the three year period (4/1/2019 - 3/31/2022) of 44.80% which placed us at the 60.2nd percentile among our peer group. The amounts shown are calculated using the closing market price of our common shares on the vesting date and do not take into account tax obligations that arise upon vesting.

2023 Proxy Statement	39

PROPOSAL NO. 2 — SAY-ON-PAY
PENSION BENEFITS
The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Inc., a tax-qualified retirement plan (“Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a nonqualified retirement plan (“Excess Plan”), at the earliest eligible retirement age. The named executive officers who are not listed in the table are not participants in and have no accumulated benefit under either the Retirement Plan or the Excess Plan. The Retirement Plan and Excess Plan were closed to new participants effective January 1, 2006. On December 31, 2016, benefits were frozen for all participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Doug Long	Rayonier Salaried Employees Retirement Plan	21.6	$745,153	—
	Rayonier Excess Benefit Plan		$110,126	—
Rhett Rogers	Rayonier Salaried Employees Retirement Plan	15.5	$289,799	—
	Rayonier Excess Benefit Plan		—	—

(1)	Determined using the assumptions that applied for FASB ASC Topic 715-30 disclosure as of December 31, 2022. For December 31, 2022, an interest rate of 4.96% was used, and the mortality assumptions were the Pri-2012 mortality tables with a fully generational projection using scale MP-2021. Employees are assumed to retire at the earliest age that they will be eligible for an unreduced pension (i.e., age 60 and 15 years of service or age 65). Mortality is assumed from that date only. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees.

The Retirement Plan is a tax-qualified retirement plan covering all eligible salaried employees hired prior to January 1, 2006. This plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. The plan was closed to new participants on January 1, 2006. Effective December 31, 2016, the plan was amended to freeze benefits for all employees participating in the plan. We have announced that we are in the process of terminating the plan effective February 28, 2023.
For the period through December 31, 2003, the annual pension amounted to 2% of a participant’s final average compensation for each of the first 25 years of benefit service, plus 1.5% of the participant’s average final compensation for each of the next 15 years of benefit service, reduced by 1.25% of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the participant’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to 1.5% of the participant’s final average compensation for each year of benefit service to a maximum of 40 years.
A participant is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). The plan benefit for a participant eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a participant eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).
A participant’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the participant’s average annual base salary for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average plus (2) the participant’s average approved bonus payments for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average.

40	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
Rayonier adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds Section 415 of the Code limitations or whose benefit is limited on account of the Section 401(a)(17) of the Code limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan was to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan were eligible under the Excess Plan; however, benefits under the plan were only accrued to those employees who are affected by the Code limits and only through December 31, 2016 due to the freeze on the Retirement Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at Last FYE (2)
David Nunes	$121,172	$142,859	$46,904	—	$1,432,667
Mark McHugh	$27,375	$44,845	$10,805	—	$344,015
Doug Long	$18,191	$36,210	$6,162	—	$202,858
Rhett Rogers	$7,651	$18,471	$3,401	—	$114,040
Mark Bridwell	$16,419	$27,631	$8,014	—	$254,122

(1)	All executive and Company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 35.
(2)	To the extent that a participant was a named executive officer in prior years, executive and Company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year. The Rayonier Inc. Supplemental Savings Plan (“Supplemental Savings Plan”) is a nonqualified, unfunded plan that consists of two components—an Excess Savings component (a supplement to the Rayonier Investment and Savings Plan for Salaried Employees (“Savings Plan”) and an Excess Base Salary and Bonus Deferral component.
The Excess Savings component of the Supplemental Savings Plan supplements the qualified 401(k) plan by providing employees with Rayonier contributions lost due to the federal tax regulations limiting employee contributions to tax-qualified 401(k) plans. Participants can contribute up to 6% of total base salary and bonus. The Company contributes matching contributions up to 3.6% of total base salary and bonus (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants and the Rayonier matching contributions are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2022 was 3.48%. Supplemental Savings Plan participants may elect to receive a lump sum or annual installments upon termination of employment.

2023 Proxy Statement	41

PROPOSAL NO. 2 — SAY-ON-PAY
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The table below reflects the potential payments to which each of our named executive officers would have been entitled on December 31, 2022 upon an involuntary termination without cause or voluntary termination for good reason occurring within 24 months after a change in control. All payments are as provided under the Executive Severance Pay Plan discussed on page 31 of the CD&A. All severance payments made under the Executive Severance Pay Plan are made in a lump sum following a qualifying termination of employment.
In all other cases of termination of employment, whether voluntary or involuntary, our named executive officers would be entitled to accrued salary, vacation pay, regular pension benefits and welfare benefits on the same basis as would be provided to salaried employees generally, as well as 401(k) and nonqualified deferred compensation distributions. Other than in connection with a change in control, upon a qualifying termination, a named executive officer may be entitled to payments under our Severance Pay Plan, a plan in which all salaried employees participate on a non-discriminatory basis.

Name	Scheduled Severance (1)	Bonus Severance (2)	Pension / 401(k) Benefit (3)	Medical / Welfare and Outplacement Benefits (4)	Acceleration of Equity Awards (5)
David Nunes Involuntary or voluntary for good reason termination within 24 months after change in control	$2,700,000	$4,049,922	$299,698	$79,141	$12,678,608
Mark McHugh Involuntary or voluntary for good reason termination within 24 months after change in control	$1,650,000	$1,631,250	$157,838	$81,291	$4,642,111
Doug Long Involuntary or voluntary for good reason termination within 24 months after change in control	$1,380,000	$1,361,250	$131,918	$80,923	$2,660,474
Rhett Rogers Involuntary or voluntary for good reason termination within 24 months after change in control	$820,000	$513,225	$69,517	$56,560	$1,822,078
Mark Bridwell Involuntary or voluntary for good reason termination within 24 months after change in control	$820,000	$540,805	$70,344	$31,106	$1,775,506

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Severance Pay Plan (3 times for Tier I, 2 times for Tier II). As of December 31, 2022, Messrs. Nunes, McHugh and Long are included as Tier I executives, and Messrs. Rogers and Bridwell are included as a Tier II executives.
(2)	Represents the applicable tier multiplier (3 times for Tier I and 2 times for Tier II) times the Applicable Bonus Amount. The Applicable Bonus Amount is the greater of: (i) the average of the bonus amounts actually paid in the three year period comprised of the year of the qualifying event and the two immediately preceding calendar years, (ii) the target bonus for the year in which the change in control occurred, or (iii) the target bonus in the year of termination. Named executive officers also receive a pro-rata bonus amount equal to the Applicable Bonus Amount multiplied by a fraction, the numerator of which is the number of months lapsed in the then current year prior to the qualifying termination and the denominator of which is twelve.
(3)	Represents three additional years of participation in the Savings Plan at the executive’s current contribution level.
(4)	Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier and (ii) up to $30,000 in outplacement services.
(5)	Restricted stock, restricted stock units, and performance shares were valued using the closing price of the Company stock on December 31, 2022. Outstanding stock option awards are fully vested and, therefore, not included. Under the Executive Severance Pay Plan, upon a qualifying termination following a change in control, (i) all outstanding restricted stock, restricted stock units and stock options vest in full; (ii) with respect to any performance shares for which the performance period is more than 50% complete, the shares vest based on actual performance achievement or, if greater, at target; and (iii) with respect to any performance shares for which the performance period is not more than 50% complete, the performance shares vest at target. 2022 outstanding performance shares were valued at target; given that 2021 and 2020 outstanding performance shares are trending above target, we valued them at the maximum payout level of 175% and 200%, respectively.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. As a result, payments under the Severance Pay Plan, described on page 31, which may be payable upon a termination other than in the context of a change in control, are not included in the table. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans as of December 31, 2022, are indicated in the Nonqualified Deferred Compensation

42	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
table on page 41. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to our tax-qualified and nonqualified retirement plans are indicated in the Pension Benefits table on page 40.
A constructive termination by an executive within two years after a change in control would generally be for good reason if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous principal place of business; or (iv) any termination of the Executive Severance Pay Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the Executive Severance Pay Plan if he or she was terminated for cause. A termination of an executive generally would be “for cause” if it was due to: (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by our Board or (ii) engagement by the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.
The Company may condition payment of a portion of an executive’s severance benefits (generally, not to exceed the executive’s base salary multiplied by the applicable tier multiplier) upon his or her agreement to adhere to confidentiality covenants for two years following a qualifying termination, as well as to refrain from disparaging the Company or its products; competing directly with the Company; inducing clients to reduce or terminate their business with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by the Company to enforce such covenants.
Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed for six months after termination in accordance with Section 409A of the Code, which regulates deferred compensation. The Company has established two rabbi trusts related to the Executive Severance Pay Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the Executive Severance Pay Plan were the Company not to meet its obligations. Were there to be a change in control of Rayonier, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the Executive Severance Pay Plan.

2023 Proxy Statement	43

PROPOSAL NO. 2 — SAY-ON-PAY
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Adjusted EBITDA (4) (in millions)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
2022	$5,751,241	$4,677,297	$1,636,262	$1,396,101	$111.77	$90.66	$122.8	$314.2
2021	$5,316,481	$9,416,465	$1,532,344	$2,390,845	$132.68	$126.52	$210.5	$329.8
2020	$5,410,816	$4,802,112	$1,588,249	$1,401,149	$93.74	$91.60	$29.8	$267.4

(1)	For 2022, 2021 and 2020, Mr. Nunes is included in the PEO columns and Messrs. McHugh, Long, Corr and Bridwell are included in the Other NEOs columns.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. The value represents the Summary Compensation Table totals for the applicable year less the pension and stock award columns, plus: (a) the fair value of stock awards calculated by taking the year end fair value of stock awards granted during the year, plus the change in fair value during the fiscal year for outstanding awards granted in prior years, plus for any awards vested during the year, the change in fair value during the fiscal year through the date of vesting; and (b) the aggregate of the service costs attributable to services rendered during the year for pension plan participants which is $0 since our plan was frozen on December 31, 2016. Performance share awards were valued using a Monte Carlo simulation model. A reconciliation of the adjustments are summarized in the following table:

Year	Summary Compensation Table Total	Deductions		Additions				Compensation Actually Paid
		Summary Compensation Table Stock Awards	Summary Compensation Table Pension	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation
PEO
2022	$5,751,241	$3,337,902	—	$2,727,867	($1,270,246)	$649,325	$157,012	$4,677,297
2021	$5,316,481	$2,735,312	—	$3,377,761	$3,284,367	$32,246	$140,922	$9,416,465
2020	$5,410,816	$3,002,811	—	$3,848,497	($245,490)	($1,325,975)	$117,075	$4,802,112
Other NEOs
2022	$1,636,262	$743,195	—	$607,369	($268,765)	$131,238	$33,192	$1,396,101
2021	$1,532,344	$587,060	—	$724,944	$685,016	$6,725	$28,876	$2,390,845
2020	$1,588,249	$645,592	$102,227	$827,410	($41,785)	($247,873)	$22,967	$1,401,149

(3)	The peer group represents the FTSE NAREIT All Equity REIT Index.
(4)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, gain associated with the multi-family apartment complex sale attributable to noncontrolling interests, timber write-offs resulting from casualty events and Large Dispositions.

FINANCIAL PERFORMANCE MEASURES. The most important financial performance measures used by the Company to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, are Adjusted EBITDA and Relative Total Shareholder Return. As discussed in further detail in the Annual Bonus Program and Long-Term Incentives sections, Rayonier's compensation programs utilize relative Total Shareholder Return for our Performance Share Award Program, and Adjusted EBITDA for our Annual Bonus Program. Because we only utilize two financial measures, as provided under Item 402(v) of Regulation S-K, we did not provide a tabular list of additional financial metrics.

44	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
The following chart reflects the relationship between our NEO compensation actually paid, calculated in accordance with with Item 402(v) of Regulation S-K, versus the performance of Rayonier’s common shares (assuming reinvestment of dividends). The chart also compares the performance of Rayonier's common shares with that of the FTSE NAREIT All Equity REIT Index.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid (in millions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$—
Total Shareholder Return
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$100.00
$100.00
$1.4
$4.9
$93.74
$91.60
$2.4
$9.4
$132.68
$126.52
$1.4
$4.7
$111.77
$90.66
Year End 2019
Full Year 2020
Year End 2020
Full Year 2021
Year End 2021
Full Year 2022
Year End 2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Cumulative Total Shareholder Return
Peer Group Cumulative Total Shareholder Return

2023 Proxy Statement	45

PROPOSAL NO. 2 — SAY-ON-PAY
The following chart reflects the relationship between our NEO compensation actually paid, calculated in accordance with with Item 402(v) of Regulation S-K, versus our Adjusted EBITDA and Net Income performance.

Compensation Actually Paid vs Net Income & Adjusted EBITDA
Compensation Actually Paid (in millions)
Financial Performance (in millions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$—
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$—
$267.4
$329.8
$314.2
$2.4
$1.4
$1.4
$9.4
$4.9
$4.7
$210.5
$122.8
$29.8
Full Year 2020
Full Year 2021
Full Year 2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Net Income
Adjusted EBITDA

46	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 regarding all compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,215,334	(1)	$35.15	1,813,060	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	1,215,334		35.15	1,813,060

(1)	Consists of 54,091 outstanding stock options awarded under the 2004 Incentive Stock Plan and the Rayonier Incentive Stock Plan, 741,759 performance shares (assuming maximum payout) and 419,484 restricted stock units awarded under the Rayonier Incentive Stock Plan. The weighted-average exercise price in column (B) does not take performance shares or restricted stock units into account.
(2)	Consists of shares available for future issuance under the Rayonier Incentive Stock Plan.

2023 Proxy Statement	47

PROPOSAL NO. 3 — NONBINDING ADVISORY VOTE ON "SAY ON FREQUENCY"

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON "SAY ON FREQUENCY"

In accordance with the Dodd-Frank Act, we are providing our shareholders with an advisory vote as to the frequency of future advisory shareholder votes on the compensation of our named executive officers. Specifically, shareholders may express their preference as to whether such advisory votes should be held every one, two or three years.
After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory resolution on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, while our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board currently believes that an annual advisory vote on executive compensation is consistent with seeking input from, and engaging in discussions with, our shareholders on corporate governance matters. Note that shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own preference among the frequency options. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

This proposal provides shareholders with the opportunity to express their preferred voting frequency for future Say-on-Pay advisory votes by choosing the option of one year, two years or three years in response to the following resolution:

“RESOLVED, that the Company’s Shareholders recommend on an advisory basis, by their vote on this resolution, whether a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in the Company’s proxy statements, should occur every one, two or three years.”

While this vote is not binding on our Board, the Board values the opinions of our shareholders and will take into account the outcome of the vote when considering the frequency of future Say-on-Pay advisory votes.

Our Board recommends that you vote FOR the option of once every year as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

48	Rayonier Inc.

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN

Shareholders are being asked to approve the 2023 Rayonier Incentive Stock Plan (“2023 Plan”). The following is a brief description of the 2023 Plan. The full text of the 2023 Plan is attached as Appendix C and the following description is qualified in its entirety by reference to Appendix C.
On March 10, 2023, upon recommendation of the Compensation Committee, the Board approved the 2023 Plan, subject to shareholder approval at the Annual Meeting. The 2023 Plan will supersede the Rayonier Incentive Stock Plan (the “Prior Plan”), which is the only plan under which equity-based compensation may currently be awarded to our officers, other employees and non-employee directors. Awards currently outstanding under the Prior Plan will remain outstanding under that plan in accordance with their terms.
We believe that the adoption of the 2023 Plan is necessary in order to allow us to continue to use equity awards, including performance awards, as a significant component of our executive compensation program. We believe that awarding equity-based compensation to eligible participants is an effective means to further align the interests of award recipients with Company shareholders and enable the Company to attract and retain qualified personnel.
If the 2023 Plan is approved by our shareholders, it will become effective on May 18, 2023, and no further awards will be made under the Prior Plan. If our shareholders do not approve the 2023 Plan, the Prior Plan will remain in effect in its current form, subject to its expiration date. However, there will be insufficient shares available under the Prior Plan to make annual awards and to provide grants to new hires in the coming years. In this event, the Committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible officers, employees and non-employee directors.
PURPOSE. The purpose of the 2023 Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in shareholder value. The 2023 Plan furthers opportunities for share ownership by the Company’s employees in order to increase their proprietary interest in the Company and, as a result, their interest in the Company’s long-term success and their commitment to creating shareholder value.
PROPOSED SHARE RESERVE UNDER THE 2023 PLAN. Subject to certain adjustments, the number of common shares that shall be authorized for grant under the 2023 Plan shall equal a total of 3,000,000 common shares, less one common share for every one common share that was subject to an award granted under the Prior Plan after December 31, 2022 and prior to the effective date of the 2023 Plan. The common shares issued under the 2023 Plan may be either authorized but unissued common shares or common shares purchased on the open market. As of March 17, 2023, there were approximately 147,469,370 common shares outstanding, and the closing price per common share on March 17, 2023 was $31.74.
If any awards under the 2023 Plan (or, after the effective date of the 2023 Plan, any awards granted under a prior stock incentive plan) are forfeited, terminated, expire unexercised, are settled in cash in lieu of common shares, are exchanged for other awards or are released from a reserve for failure to meet the maximum payout under a program, the common shares that were subject to or reserved for such awards shall once again become (or shall newly become, as applicable) available for awards under the 2023 Plan. In the event that withholding tax liabilities arising from an award under the 2023 Plan other than an option or a stock appreciation right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for awards under the 2023 Plan.
Impact on Dilution and Fully Diluted Overhang. Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully diluted overhang as of December 31, 2022 was 2.6%. In this context, fully diluted overhang is calculated as the sum of grants outstanding and shares available for future awards under the 2023 Plan (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of December 31, 2022. Our Board believes that the increase in shares of common shares available for issuance represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

2023 Proxy Statement	49

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN
The following table provides information on the annual share usage rate for the past three fiscal years under all of our equity plans. This rate measures the potential dilutive effect of our annual equity awards. The annual share usage rate expresses the number of shares granted annually as equity awards relative to the total number of shares of common shares outstanding by dividing the number of shares granted during the year by the weighted average number of basic shares outstanding for that year. We have also included the number of performance-based awards that vested during the year based on actual performance.

	2022	2021	2020	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	—	—	—	—
Stock-Settled Full Value Performance-Based Awards Granted (1)	110,476	109,259	180,935	133,557
Stock-Settled Full Value Performance-Based Awards Vested (2)	154,225	43,166	109,470	102,287
Stock-Settled Full Value Time-Based Awards Granted	153,013	151,430	202,685	169,043
Weighted-Average Basic Common Shares Outstanding	146,209,847	140,812,882	133,865,867	140,296,199
Share Usage Rate	0.18%	0.19%	0.29%	0.22%

(1)
For performance-based awards, the number represents the target shares granted. At the maximum award level, the total performance-based awards granted would be 193,333 shares for 2022, 191,203 shares for 2021, and 361,870 shares for 2020.

(2)	Represents the actual number of shares that vested based on performance under the 2019, 2018 and 2017 Performance Share Award Programs.
The following table sets forth certain information as of December 31, 2022, unless otherwise noted, with respect to the Company’s existing equity compensation plans. Please also refer to our Equity Compensation Plan Information Table which can be found in this proxy statement on page 47.

Stock Options/SARs Outstanding	54,091
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$35.15
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	0.57 years
Total Stock-Settled Full-Value Awards Outstanding (1)	817,640
Proposed share reserve under the 2023 Incentive Compensation Plan (2)	3,000,000
Basic common shares outstanding as of the record date (March 17, 2023)	147,469,370

(1)
Represents restricted stock units and performance share awards granted. For performance share awards, the number represents the target shares granted. At the maximum award level, the total full value awards outstanding would be 1,161,243.

(2)
The proposed share reserve is subject to reduction for any awards granted under the 2023 Plan after December 31, 2022. As of December 31, 2022, there were 1,813,060 shares available for future grant under the Prior Plan. Upon shareholder approval of the Plan, no further awards will be made under the Prior Plan.

Expected Duration of the Share Reserve. We expect that the share reserve under the 2023 Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately 10 years. Expectations regarding future share usage could be impacted by a number of factors such as the future performance of our stock price; award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2023 Plan’s reserve under permitted addbacks; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
ADMINISTRATION OF THE 2023 PLAN. The selection of key employees who may participate in the 2023 Plan, and the terms and conditions of each award, among other matters, will be determined by the Compensation Committee, with the exception of awards to the CEO, which will require approval by the independent directors of the Board. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, as amended. The Compensation Committee will have full power, discretion and authority to interpret, construe and administer the 2023 Plan, and all decisions, determinations or actions of the Compensation Committee pursuant to the 2023 Plan will be final and binding on all persons for all purposes.

50	Rayonier Inc.

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN
The Compensation Committee will have full power and authority, subject to the provisions of the Plan and to any orders or resolutions adopted by the Board, to, among other things: select the Key Employees to whom Awards may be granted; determine the terms and conditions of any Award granted under the 2023 Plan (including the power to amend outstanding Awards); accelerate at any time the exercisability or vesting, or permit continued vesting, of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, a change in control (including a Change in Control) or for any other reason deemed reasonable by the Committee; interpret and administer the Plan and any instrument or agreement entered into in connection with the 2023 Plan, including any award agreement; and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2023 Plan.
The Compensation Committee may delegate its powers as it deems appropriate, but may not delegate responsibility to (i) make awards to executive officers or (ii) determine the satisfaction of performance objectives with respect to performance shares or other awards subject to performance based criteria. The Board itself will administer and interpret the 2023 Plan with respect to awards made to non-employee directors.
ELIGIBILITY. All salaried employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2023 Plan.
TYPES OF AWARDS. The 2023 Plan permits the grant of:
•non-qualified incentive stock options
•stock appreciation rights granted in tandem with stock options
•restricted stock
•restricted stock units
•performance shares or restricted stock units
•other stock-based awards (including, but not limited to, unrestricted stock)
Non-employee directors are eligible only for awards of stock options, restricted stock, restricted stock units and/or unrestricted stock, consistent with the terms of the 2023 Plan.
LIMITS ON AWARDS. No more than 2,000,000 shares of stock may be cumulatively available for awards of incentive stock options. After the effective date, no awards may be granted under prior stock incentive plans.
Under the 2023 Plan, the maximum number of shares of stock subject to awards granted to any non-employee director, taken together with any cash fees paid during the calendar year to the non-employee director in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board) shall not exceed $700,000 in total value for any calendar year.
STOCK OPTIONS AND RIGHTS. Options granted under the 2023 Plan may be either non-qualified stock options or incentive stock options qualifying for special tax treatment under Section 422 of the Code. The exercise price of any stock option may not be less than the fair market value of one common share on the date of grant. The exercise price is payable in cash, common shares previously owned by the optionee, or by the withholding of shares that would otherwise be delivered upon exercise, or any combination thereof. The term of non-qualified stock options and incentive stock options may not exceed ten years from the date of grant.
Stock appreciation rights may be granted in tandem with stock options to employees of the Company. The exercise of a right will entitle the holder to receive cash or common shares (or a combination of cash and common shares) having a value equal to the excess of the fair market value of the common shares on the date of exercise over the exercise price of the option.
PERFORMANCE SHARES. Performance shares are rights to receive common shares, as determined by the Compensation Committee, based on the achievement of certain performance goals over a specified performance period.
The Compensation Committee will determine the performance goals for awards of performance shares. Performance goals may vary for key employees and groups of key employees and are based on the performance goals that the Compensation Committee deems appropriate. The performance period and goals will be determined by the Compensation Committee prior to or reasonably promptly after the commencement of any performance period.
Performance goals may be expressed in terms of one or more of the following business criteria, or any other financial or business measure as may be determined by the Compensation Committee, measured on an absolute or relative basis:

2023 Proxy Statement	51

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN
•net income or net earnings (before or after taxes)
•earnings per share
•operating income
•operating cash flow
•recurring cash flow
•cash available for distribution
•revenue growth
•earnings before income taxes and depreciation
•earnings before interest, taxes, depreciation and amortization
•margins (including, but not limited to, gross or operating margins)
•reductions in operating expenses
•sales or return on sales
•stock price (including, but not limited to, growth measures and total stockholder return)
•return measures (including, but not limited to, return on equity, return on total capital, return on invested capital and return on assets)
•economic value added
•expense targets
•cost reductions and savings
•attainment of budget goals
•increase in surplus
•productivity improvements
•attainment of strategic or operational initiatives
Performance goals may also be based on an employee’s attainment of personal objectives with respect to the foregoing criteria or other criteria, measurable as an objective goal, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units. A performance goal may be established in absolute terms, relative to performance in prior periods, compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Compensation Committee may determine. Unless otherwise determined by the Compensation Committee, performance goals will be determined using U.S. GAAP consistently applied during the performance period, or with any such exclusions or adjustments as the Compensation Committee may determine from time to time.
Following the completion of each performance period, the Compensation Committee will determine whether the performance goals in respect of a performance award have been achieved, and unless the Compensation Committee determines otherwise, performance share awards will not be settled until the Compensation Committee has made this determination.
The Compensation Committee may reduce or eliminate performance awards for any employee for any reason at any time. To the extent necessary to preserve the intended economic effects of the 2023 Plan, the Compensation Committee may also adjust the performance goals or awards to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or a subsidiary, (iv) a change in accounting or other relevant rules or regulations or (v) any other unusual, non-recurring, non-core or other event, as determined by the Compensation Committee in its discretion.
With respect to the evaluation of performance objectives, the Compensation Committee may exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a performance period, including, but not limited to, asset write-downs or impairment charges, reorganization and restructuring, acquisitions or divestitures and related expenses, foreign exchange gains and losses, or any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Compensation Committee may in its discretion determine.
The Compensation Committee may structure the performance awards as restricted stock units or any substantially similar instrument evidencing the right to receive a share of stock, or in the discretion of the Compensation Committee, cash, at some future date upon the lapse of the applicable restrictions established by the Compensation Committee or upon the satisfaction of any applicable performance goals established by the Compensation Committee under the 2023 Plan.
RESTRICTED STOCK. Restricted stock is one or more shares of common shares awarded to grantees subject to restrictions determined by the Compensation Committee. The restriction period and vesting restrictions, which may

52	Rayonier Inc.

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN
include time-based and/or performance-based vesting criteria, will be determined by the Compensation Committee for each such award. Holders of restricted stock have the right to vote and receive dividends.
Except as provided otherwise in the award agreement or by the Compensation Committee, if a grantee terminates employment for any reason, any unvested restricted stock that the grantee holds at the time of termination are forfeited.
RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is a contractual right to receive a share of Stock at a future date subject to such terms and conditions as may be established by the Compensation Committee, including the attainment of performance goals or service-based vesting criteria. The restriction period and vesting restrictions will be determined by the Compensation Committee for each such award. RSUs do not carry any rights of a shareholder, including voting rights, and subject to the Committee’s discretion, do not carry a right to receive dividends.
Except as provided otherwise in the award agreement or by the Compensation Committee, if a grantee terminates employment for any reason, any unvested RSUs that the grantee holds at the time of termination are forfeited.
RSUs may also be issued for the purpose of fulfilling the Company’s obligations under the non-employee directors deferred compensation program. Certain terms and conditions of the grant and payment of such RSUs under the deferred compensation program will supersede the terms generally applicable to RSUs under the 2023 Plan.
OTHER STOCK-BASED AWARDS. Other stock-based awards are awards, rights or other interests awarded to grantees that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares, including but not limited to awards of unrestricted stock. The Compensation Committee shall determine the terms and conditions of any other stock-based awards at the date of grant, as it deems appropriate, including but not limited to any restriction period, conditions to vesting and entitlement to dividends or other distributions.
AMENDMENT AND TERMINATION OF THE 2023 PLAN. The Board may, at any time, amend or terminate the 2023 Plan. However, no amendment shall be effective without the approval of a majority of the Company’s shareholders if shareholder approval is required by applicable law, rule, or regulation, including any applicable NYSE rules. The Compensation Committee may not, without the approval of a majority of the Company’s shareholders:
•reduce the purchase price or base price of any previously granted option or stock appreciation right;
•cancel any previously granted option or stock appreciation right in exchange for another option or stock appreciation right with a lower purchase price or base price;
•cancel any previously granted option or stock appreciation right in exchange for cash or another award if the purchase price of such option or the base price of such stock appreciation right exceeds the fair market value of a share on the date of such cancellation; or
•take any other action that is treated as a repricing under generally accepted accounting principles, in each case, other than in connection with a change in control or an adjustment as set forth in the 2023 Plan.
CHANGE IN CONTROL. In the event of a merger of the Company with or into another company or a change in control, each outstanding award will be treated as the Compensation Committee determines in its sole discretion, including, without limitation, that (i) each award be assumed or cancelled or that substantially equivalent awards be substituted by the successor corporation, (ii) some or all outstanding options and stock appreciation rights shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (iii) the restriction period applicable to some or all outstanding restricted stock awards, restricted stock unit awards or other stock-based awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iv) the performance period applicable to some or all outstanding awards shall lapse in full or in part, (v) the performance objectives applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level or (vi) outstanding awards, in whole or in part, be surrendered to the Company by the holder to be immediately called by the Company. In taking any such action, the Compensation Committee is not be required to treat all awards similarly in the transaction.
Under the 2023 Plan, “change in control” is generally defined as: (i) the filing of a Schedule 13D with the SEC disclosing that any person is the beneficial owner of securities representing 50% of the Company’s outstanding voting securities; (ii) the purchase by any person, other than the Company, of shares of stock pursuant to a tender offer or exchange offer, after the consummation of which, the person in question is the beneficial owner of 50% or more of the Company’s total voting securities; (iii) the approval by Company shareholders and subsequent consummation of any transaction pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, or pursuant to which common shares would be converted into cash, securities, or any other consideration of a third party, or

2023 Proxy Statement	53

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN
any sale or other transfer of all or substantially all the assets of the Company, unless following any such business combination transaction, the beneficial owners of the Company’s outstanding voting securities immediately prior to such transaction remain the beneficial owners of more than 50% of the combined voting power of the outstanding voting securities of the successor entity in substantially the same proportions as immediately prior to the transaction; or (iv) a change in the composition of the Board over any period of 24 consecutive months, so that the persons who were members of the Board at the beginning of such period or who were elected on the nomination or recommendation of such persons fail to constitute at least a majority of the Board.
ADJUSTMENTS FOR CERTAIN EVENTS. In the event of any recapitalization, reclassification, split-up or consolidation of shares of stock or stock dividend, extraordinary cash dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Compensation Committee will make such adjustments to awards as the Committee deems equitable.
RESTRICTIVE COVENANTS; CLAWBACK. Except after a change in control, the exercise of any option or right and the receipt of any award is subject to the employee refraining from competitive activity for a specified period and refraining from acting in a manner contrary to the best interests of the Company.
Except following a change in control, if the employee terminates employment in breach of any covenants under the 2023 Plan and becomes employed by a competitor within one year after the date of exercise of any option or the receipt of any award, the employee must pay to the Company an amount equal to any gain from the exercise of the option or the value of the award, in each case measured by the amount reported as taxable compensation to the employee by the Company for federal income tax purposes.
CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF EQUITY AWARDS. The following summary is intended as a general guide to the U.S. federal income tax consequences relating to the awards granted under the 2023 Plan based on applicable statutory provisions as of the date of this proxy statement, which are subject to change at any time and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences but does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. State, local, estate and other tax consequences are not addressed below.
Restricted Stock and Performance Shares. With respect to restricted stock and performance shares in general, no income is realized by the grantee at the time of grant.
When restrictions on restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the award by the grantee. However, a grantee may elect under Section 83(b) of the Code within 30 days after the date of receipt of the restricted stock to be taxed differently. In such a case (1) income is realized by the grantee at the time of grant in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares of restricted stock) over the purchase price, if any, of the shares of common shares and (2) when the underlying shares of common shares are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).
With respect to restricted stock units, the grantee will be subject to tax at ordinary income tax rates when the shares of common shares underlying the performance shares are delivered to the grantee. Federal income tax will be calculated on the amount by which the fair market value of the stock at the time of delivery exceeds the amount (if any) paid for the award by the grantee. A grantee may not make an election under Section 83(b) with respect to performance shares.
With respect to a sale of restricted stock after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares of stock will generally be based on the fair market value of such shares of stock on such date (except that an Section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the grant date). With respect to a sale of stock acquired from performance shares, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the shares of stock were delivered to the grantee. For restricted stock and performance shares, the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.
Non-Qualified Stock Options. On the exercise of a non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise

54	Rayonier Inc.

PROPOSAL NO. 4 — APPROVAL OF THE 2023 RAYONIER INCENTIVE STOCK PLAN
exceeds the exercise price of the option. The optionee will be taxed on this amount in the year of exercise, and the Company generally will be allowed a deduction in this amount for federal income tax purposes in the same year. When the optionee disposes of shares acquired on the exercise of a non-qualified stock option, any amount received in excess of the fair market value of such shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period of such shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of such shares.
Incentive Stock Options. On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee, although the spread between the fair market value of the stock on the date of exercise over the exercise price of the option is an item of tax preference for purposes of the calculation of the optionee’s alternative minimum tax. If the optionee holds the shares for over one year after the date of exercise and two years from the date of grant, then on the sale of the shares (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee, and (ii) the Company will not be entitled to a tax deduction under such circumstances. Generally if the optionee sells or ot]herwise disposes of the shares within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition. This is sometimes referred to as a “disqualifying disposition.” The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.
Stock Appreciation Rights. With respect to stock appreciation rights, in general, no income is realized by the grantee at the time the stock appreciation right is granted. Generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the fair market value of any shares of stock received on the exercise, and the Company may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee.
2023 PLAN BENEFITS. There were approximately 8 executive officers and 321 other U.S.-based employees and 9 non-employee directors of the Company and its subsidiaries as of March 17, 2023. Because the Compensation Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the 2023 Plan. Further, because the Compensation Committee (or Board, as applicable) has discretion to determine the amount and form of awards, subject to 2023 Plan terms, there is no way to determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof, or to non-employee directors under the 2023 Plan.

Our Board recommends that you vote “FOR” the the proposal to approve the 2023 Rayonier Incentive Stock Plan.

2023 Proxy Statement	55

PROPOSAL NO. 5 — ELECTION OF INDEPENDENT AUDITOR

PROPOSAL NO. 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 17, 2023, the Audit Committee appointed Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023. Although submission of the appointment for ratification by the shareholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, LLP, the Audit Committee may reconsider the selection of the independent registered public accounting firm for the Company for 2023, but is not required to take any action as a result of the outcome of the vote.
Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since 2012. In determining whether to reappoint Ernst & Young, LLP, the Audit Committee considered, among other things:

•	the scope of and overall plans for the annual audit;
•	the pre-approved non-audit services that Ernst & Young, LLP provides to the Company and related fees to ensure their compatibility with Ernst & Young’s independence;
•	the appropriateness of Ernst & Young’s fees;
•	Ernst & Young’s historical and recent performance on the Company’s audit;
•	Ernst & Young’s tenure as our independent auditor and the benefits of having a long-tenured auditor; and
•	Ernst & Young’s independence from the Company and management.
Representatives of Ernst & Young, LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Our Board recommends that you vote “FOR” the ratification of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2023.

56	Rayonier Inc.

PROPOSAL NO. 5 — ELECTION OF INDEPENDENT AUDITOR

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s role is to help the Board oversee the Company’s financial reporting process, including annual audits and quarterly reviews of its financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of five directors, all of whom have been determined by the Board to be “independent” and “financially literate” as defined under applicable securities laws and rules of the NYSE, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter can be found on the Company’s website (www.rayonier.com).
The Company’s management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America, as well as auditing the Company’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the audited financial statements of the Company, as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, with management and its independent registered public accounting firm;

2.
The Audit Committee has discussed with its independent registered public accounting firm the matters required by Statement of Auditing Standards No. 1301, Communications with Audit Committees, as amended;

3.
The Audit Committee has received from and discussed with its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent accountant’s communications with audit committees concerning independence and has held discussions with its independent registered public accounting firm regarding its independence; and

4.
Based upon the review and discussions described in paragraphs (1) through (3) above and the Audit Committee’s discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

This report is furnished by the members of the Audit Committee.
Ann C. Nelson, Chair
Dod A. Fraser
Gregg A. Gonsalves
Meridee A. Moore
Matthew J. Rivers
Andrew G. Wiltshire
AUDIT COMMITTEE FINANCIAL EXPERT
The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an “audit committee financial expert” in accordance with SEC rules. Based on its evaluation, the Board has determined that Dod A. Fraser, Gregg A. Gonsalves, Meridee A. Moore, and Ann C. Nelson are independent of management and qualify as audit committee financial experts.

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since May 22, 2012. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interest of the Company and its shareholders.

2023 Proxy Statement	57

PROPOSAL NO. 5 — ELECTION OF INDEPENDENT AUDITOR
Ernst & Young, LLP billed the Company the following fees for services performed in fiscal 2022 and 2021:

	2022	2021
Audit fees	$1,774,677	$1,772,182
Audit-related fees	—	15,000
Tax fees	78,257	101,023
All other fees	2,830	—
	$1,855,764	$1,888,205
Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, audit of the income tax accrual, accounting research and consents for SEC filings.
Audit-related fees include services such as internal control reviews, employee benefit plan audits and transaction-related fees.
Tax fees include amounts for income tax services, including tax compliance, tax advice and tax planning. All other fees include amounts for any other products or services provided other than the services reported in the first three categories.
The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.
The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $50,000. Any such pre-approval of services and fees by the Chair are reported to the full Audit Committee at its next regular meeting. All of the fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chair of the Audit Committee under the noted delegation of authority.

58	Rayonier Inc.

OWNERSHIP OF AND TRADING IN OUR SHARES

OWNERSHIP OF AND TRADING IN OUR SHARES
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table shows the common shares beneficially owned as of March 1, 2023, except as otherwise disclosed below, by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. Unless otherwise indicated, all common shares listed below are owned directly by the named individual:

	Beneficial Ownership
Name of Beneficial Owner	(A) Number of Shares Beneficially Owned		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (1)	(D) Sum of Columns (A) and (C) as Percent of Class
Keith E. Bass	16,644		*	—	*
Dod A. Fraser	28,608		*	—	*
Gregg A. Gonsalves	1,564		*	—	*
Scott R. Jones	47,990	(2)	*	—	*
V. Larkin Martin	42,192		*	—	*
Meridee A. Moore	83,605	(3)	*	—	*
Ann C. Nelson	19,844		*	—	*
David L. Nunes	331,442	(4)(5)	*	—	*
Matthew J. Rivers	6,565		*	—	*
Andrew G. Wiltshire	56,718	(6)	*	—	*
Mark R. Bridwell	64,121	(4)	*	—	*
Douglas L. Long	82,294	(4)	*	—	*
Mark D. McHugh	94,210	(4)	*	—	*
W. Rhett Rogers	36,730	(4)	*	2,711	*
Directors and Executive Officers as a Group (17 persons)	1,035,098	(4)	0.70%	14,251	0.71%

*	Less than 1%.
(1)
Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2023 are deemed to be beneficially owned as of March 1, 2023.

(2)	Includes 19,382 shares held indirectly through family trusts.
(3)	Includes 77,000 shares held indirectly through Watershed Equity Partners, LP.
(4)	Includes the following share amounts allocated under the Savings Plan to the accounts of: Mr. Nunes 521; Mr. Bridwell 2,591;
Mr. McHugh 33; Mr. Long 13,369; Mr. Rogers 3,168; and all directors and executive officers as a group 24,157.
(5)	Includes 14,000 shares held indirectly through family trusts.
(6)	Includes 3,570 shares held indirectly through a Simplified Employee Pension.
Under our Insider Trading Policy, our directors, executive officers and other key employees are not permitted to hedge or offset any decrease in the market value of our common shares through financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds; to hold their ownership interests in our common shares in a margin account; or to otherwise pledge their common shares as collateral for a loan. Consistent with the policy, none of our directors, executive officers or other key employees has entered into any such pledge or hedging transactions with regard to his or her ownership of our common shares.

2023 Proxy Statement	59

OWNERSHIP OF AND TRADING IN OUR SHARES

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding common shares as of March 1, 2023.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	21,711,106(2)	14.7%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	16,514,344(3)	11.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,719,504(4)	9.3%
Norges Bank (The Central Bank of Norway) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	11,411,935(5)	7.7%
JP Morgan Chase & Co. 383 Madison Avenue New York, NY 10179	9,277,560(6)	6.3%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	8,913,565(7)	6.1%

(1)	Based on the Company’s outstanding common shares as of March 1, 2023.
(2)
Holdings as of December 31, 2022, reported to the SEC on Schedule 13G/A on February 9, 2023 by The Vanguard Group, Inc. indicating shared voting power over 50,826 shares, sole dispositive power over 21,515,683 shares and shared dispositive power over 195,423 shares.

(3)
Holdings as of December 31, 2022, reported to the SEC on Schedule 13G/A on February 14, 2023 by T. Rowe Price Associates, Inc., indicating sole voting power over 6,594,208 shares and sole dispositive power over 16,514,344 shares.

(4)
Holdings as of December 31, 2022, reported to the SEC on Schedule 13G on January 24, 2023 by BlackRock, Inc., indicating sole voting power over 13,374,675 shares and sole dispositive power over 13,719,504 shares.

(5)
Holdings as of December 31, 2022, reported to the SEC on Schedule 13G/A on February 14, 2023 by Norges Bank (The Central Bank of Norway), indicating sole voting power over 11,411,935 shares and sole dispositive power over 11,411,935 shares.

(6)
Holdings as of December 31, 2022, reported to the SEC on Schedule 13G/A on January 25, 2023 by JP Morgan Chase & Co., indicating sole voting power over 9,063,388 shares and sole dispositive power over 9,277,400 shares.

(7)
Holdings as of December 31, 2022, reported to the SEC on Schedule 13G/A on February 8, 2023 by Massachusetts Financial Services Company, indicating sole voting power over 8,541,248 shares and sole dispositive power over 8,913,565 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our securities to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities of our Company with the SEC. Based solely on a review of copies of such forms received with respect to fiscal year 2022 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of the Company’s outstanding common shares have complied with the reporting requirements of Section 16(a).

60	Rayonier Inc.

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
This year we are once again furnishing proxy materials to shareholders via the Internet, following the SEC rules that allow companies to do so. If you received a Notice of Internet Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement and our 2022 Annual Report to Shareholders (“Annual Report”), which includes our 2022 Annual Report on Form 10-K, including financial statements, as well as how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials contained in the Internet Notice.
The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain shareholders on or about April 5, 2023.
The Notice of 2023 Annual Meeting, this Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com.
ANNUAL REPORT
A copy of our Annual Report, which includes the 2022 Annual Report on Form 10-K (without exhibits), is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2022 Annual Report on Form 10-K to any shareholder without charge upon written request addressed to:
Rayonier Inc.
Investor Relations
1 Rayonier Way
Wildlight, FL 32097
DELIVERY OF MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS
In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report is delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate Internet Notice or copy of the proxy materials, that shareholder may do so by contacting Broadridge Householding Department via telephone at 1-866-540-7095 or via mail addressed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any shareholder making such request will promptly receive a separate copy of the proxy materials and separate copies of all future proxy materials. Any shareholder currently sharing an address with another shareholder but receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

2023 Proxy Statement	61

QUESTIONS AND ANSWERS
QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 147,469,370 common shares outstanding at the close of business on March 17, 2023 is entitled to one vote for each share owned.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:
• You can vote on the Internet by following the “Vote by Internet” instructions on your Internet Notice or proxy card.
• You can vote by telephone by following the “Vote by Phone” instructions on the www.proxyvote.com website referred to in the Internet Notice, or, if you receive hard-copies of the proxy solicitation materials, by following the “Vote by Phone” instructions referred to in your proxy card.
• If you receive hard-copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board.
• You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:	HOW DO I VOTE SHARES THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A:
If you hold shares of the Company through the Rayonier Investment and Savings Plan for Salaried Employees, you can vote them by following the instructions above. Note that if you do not vote your shares held in such plan or do not specify your voting instructions on your proxy card, the trustee of the plan will vote your plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for the plan shares must be received by May 15, 2023.

Q:	WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A:
To attend the Annual Meeting, you will need to bring (1) proof of ownership of Rayonier stock as of the record date, which is the close of business on March 17, 2023, and (2) a valid government-issued photo identification. If you are a shareholder of record, proof of ownership can include your proxy card or the “Internet Notice.” If your shares are held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the Annual Meeting) or a bank or brokerage account statement reflecting your ownership of Rayonier common shares as of the record date (in which case you will be admitted to the Annual Meeting but will not be able to vote your shares at the Annual Meeting). If you do not have proof of ownership together with a valid picture identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to shareholders as of the record date and one immediate family member, one individual properly designated as a shareholder’s authorized proxy holder or one qualified representative authorized to present a shareholder proposal properly before the meeting.

62	Rayonier Inc.

QUESTIONS AND ANSWERS

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Broadridge Financial Services, Inc. (“Broadridge”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:
	•	as needed to permit Broadridge and our inspector of elections to tabulate and certify the vote;
	•	as required by law;
	•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or
	•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A:	You should have been provided an Internet Notice or proxy card for each account in which you own common shares either:
	•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or
	•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A:
It means that you have multiple accounts in which you own common shares. Please vote all shares in each account for which you receive an Internet Notice or proxy card to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Computershare at 1-800-659-0158. From outside the U.S. you may call Computershare at 201-680-6578.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote by:
	•	voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan shares, the cut-off date noted above (only your most recent Internet or telephone proxy is counted);
	•	signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;
	•	giving timely written notice of revocation of your proxy to our Corporate Secretary at 1 Rayonier Way, Wildlight, Florida 32097; or
	•	voting again in person before the polls close at the Annual Meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the common shares outstanding as of the close of business on March 17, 2023 must be present either in person or represented by proxy. All shares voted pursuant to properly submitted proxies and ballots, as well as abstentions and shares voted on a discretionary basis by banks or brokers in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

2023 Proxy Statement	63

QUESTIONS AND ANSWERS

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:
The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will, therefore, not affect the outcome of director elections.
Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed shares of their customers on a discretionary basis on “non-routine” matters (referred to as “broker non-votes”), such as in the election of directors. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE “SAY-ON-PAY” PROPOSAL?

A:
The vote on the Say-on-Pay proposal is advisory only and is non-binding on the Company or our Board. However, the proposal will be approved on a non-binding, advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. Abstentions, therefore, will not affect the outcome of the proposal. Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation because such proposals are considered “non-routine.” As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO RECOMMEND THE SAY ON FREQUENCY?

A:
The vote on the Say-on-Frequency proposal is advisory only and is non-binding on the Company or our Board. However, the proposal will be approved on a non-binding, advisory basis based on the number of votes cast FOR "1 year", "2 years", and "3 years". The option with the most votes will be considered the non-binding recommendation. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE 2023 RAYONIER INCENTIVE STOCK PLAN?

A:
The proposal to approve the 2023 Rayonier Incentive Stock Plan will be approved if the number of votes cast “FOR” the Plan exceeds the number of votes cast “AGAINST” it. As a result, abstentions and broker non-votes will not affect the outcome, provided that a majority of outstanding common shares vote on the proposal. Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. As a result, abstentions will not affect the outcome. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, we do not anticipate that there will be any broker non-votes with regard to the proposal.

64	Rayonier Inc.

QUESTIONS AND ANSWERS

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of our shareholders. Under the Company’s bylaws, all shareholder proposals made pursuant to Rule 14a-8 must have been received by December 7, 2022 to be considered for inclusion in this Proxy Statement, and all other shareholder proposals and director nominations must have been received between January 19 and February 18, 2023 to be otherwise properly brought before the Annual Meeting. As of February 18, 2023, we had not received any shareholder proposals or director nominations from shareholders to be acted upon at the Annual Meeting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	HOW WILL I LEARN THE RESULTS OF THE VOTING?

A:	We will announce the voting results of the proposals at the Annual Meeting and on a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A:
The Company pays the costs of soliciting proxies and has retained Okapi Partners LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay Okapi Partners LLC a services fee and reimbursement of customary expenses, which are not expected to exceed $15,000 in the aggregate. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the common shares. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:
For a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 7, 2023, unless the Company notifies shareholders otherwise. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our proxy statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary Rayonier Inc. 1 Rayonier Way Wildlight, FL 32097

For a shareholder proposal (including a director nomination) to be properly brought before the shareholders at the 2024 Annual Meeting outside of the Company’s proxy statement, the shareholder must provide the information required by the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require that the notice be received by the Company’s Secretary: (i) no earlier than the close of business on January 19, 2024, and (ii) no later than the close of business on February 18, 2024, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

2023 Proxy Statement	65

QUESTIONS AND ANSWERS

If the date of the 2024 Annual Meeting is moved more than 30 days before or more than 60 days after May 18, 2024, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) 10 days after public announcement of the meeting date, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.
We strongly encourage any shareholder interested in submitting a proposal for the 2024 Annual Meeting to contact our Corporate Secretary at (904) 357-9100 prior to submission in order to discuss the proposal.

Q:	WHAT ARE THE APPLICABLE DEADLINES FOR DIRECTOR NOMINATIONS UNDER THE UNIVERSAL PROXY RULES?

A:
In addition to satisfying the requirements under our by-laws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2024 Annual Meeting of Shareholders, no later than March 19, 2024). If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 Annual Meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary

66	Rayonier Inc.

APPENDIX A
Rayonier Audit Committee
Policies and Procedures
Pre-approval of Services Provided by the Independent Auditor
To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures
1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.
2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.
3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chair of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.
4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chair:
	a.	Required audits of wholly owned subsidiaries of the Company,
	b.	Consent letters,
	c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,
	d.	Annual audits of the Company’s defined benefit and savings plans,
	e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and
	f.	Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.
Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.
Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chair or the Committee prior to engaging the independent auditor.

2023 Proxy Statement	A-1

APPENDIX B

Reconciliation of Non-GAAP Financial Measures

2022
Net Income to Adjusted EBITDA Reconciliation
Net Income	$122.8
Interest, net, and miscellaneous income	33.2
Income tax expense	9.4
Depreciation, depletion and amortization	147.3
Non-cash cost of land and improved development	28.4
Non-operating expense	0.4
Timber write-offs resulting from a casualty event (a)	0.7
Gain associated with the multi-family apartment complex sale attributable to NCI (b)	(11.5)
Large Dispositions (c)	(16.6)
Adjusted EBITDA (d)	$314.2

(a)	Timber write-offs resulting from a casualty event includes the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events which cannot be salvaged.
(b)
Gain associated with the multi-family apartment complex sale attributable to noncontrolling interests (NCI) represents the gain recognized in connection with the sale of property by the Bainbridge Landing joint venture attributable to noncontrolling interests.

(c)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
(d)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating expense, timber write-offs resulting from casualty events, gain associated with the multi-family apartment complex sale attributable to noncontrolling interests, and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company's ongoing operating results.

2022
Cash Provided by Operating Activities to CAD Reconciliation
Cash provided by operating activities	$269.2
Working capital and other balance sheet changes	(5.9)
Capital expenditures (a)	(74.8)
CAD (b)	$188.5

Cash used for investing activities	$(516.4)
Cash used for financing activities	$(4.6)

(a)	Capital expenditures exclude timberland acquisitions of $458.5 million for the year ended December 31, 2022.
(b)
Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments), and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to operating partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.

B-1	Rayonier Inc.

	2022
	$	Per Diluted Share
Net Income attributable to Rayonier to Pro forma Net Income Reconciliation
Net Income attributable to Rayonier Inc.	$107.1	$0.73
Timber write-offs resulting from a casualty event (a)	0.7	0.0
Large Dispositions (b)	(16.6)	(0.11)
Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership (c)	0.3	0.0
Pro forma Net Income (d)	$91.5	$0.62

(a)	Timber write-offs resulting from a casualty event includes the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events which cannot be salvaged.
(b)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
(c)
Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership are the proportionate share of pro forma items that are attributable to noncontrolling interests in the operating partnership.

(d)
Pro forma net income is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of timber write-offs resulting from casualty events and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company's ongoing operating results.

2023 Proxy Statement	B-2

APPENDIX C

2023 Rayonier Incentive Stock Plan

1. Purpose
The purpose of the Rayonier Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in shareholder value. The Plan furthers opportunities for share ownership by our employees in order to increase their proprietary interest in Rayonier Inc. and, as a result, their interest in our long-term success and their commitment to creating shareholder value.

2. Definitions
When used herein, the following terms shall have the indicated meaning:
“Act” means the Securities Exchange Act of 1934, as amended.
“Award” means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares, Restricted Stock, Restricted Stock Units, Other Stock-Based Award or any combination of the foregoing.
“Award Agreement” means the written agreement or document, including electronic communication, evidencing each Award granted to a Key Employee under the Plan.
“Beneficiary” means the estate of a Key Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 12 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.
“Board” means the Board of Directors of the Company.
“Change in Control” has the meaning set forth in Section 11(b).
“Clawback Policy” has the meaning set forth in Section 18.
“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)
“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.
“Company” means Rayonier Inc. and its subsidiaries, successors and assigns.
“Effective Date” has the meaning set forth in Section 21.
“Fair Market Value”, unless otherwise indicated in the provisions of this Plan, means, as of any date, the closing price for one share of Stock on the New York Stock Exchange on that date or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.
“GAAP” means U.S. Generally Accepted Accounting Principles.
“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.
“Key Employee” means an employee (including any officer or director who is also an employee) of any Participating Company. References to the term “Key Employees” shall be read to include “Non-employee Directors” in the application of Sections 3, 5, 7, 8, 9, 10 and 12 through 18 of the Plan as the context may require in relationship to Awards to Non-employee Directors hereunder. Except as otherwise may be determined by the Board, a Non-employee Director’s ceasing to be a director of the Company shall be treated in the same manner as a voluntary termination of employment by a Key Employee on such date.
“Non-employee Director” means a member of the Board who is not otherwise an employee of the Company.
“Option” means an Incentive Stock Option or a non-qualified stock option awarded under Section 5 of the Plan.
“Other Stock-Based Award” means an award, right or other interest granted to a Key Employee that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to Awards of unrestricted Stock.
“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that, at the time such Option is granted, qualifies as a “subsidiary” of the Company under Section 424(f) of the Code.

C-1	Rayonier Inc.

“Performance Goals” means or may be expressed in terms of any of the following business criteria measured on an absolute or relative basis, and in each case measurable as objective goals: (i) net income or net earnings (before or after taxes), (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) free cash flow, (vi) recurring cash flow, (vii) cash available for distribution, (viii) revenue growth, (ix) earnings before income taxes and depreciation, (x) earnings before interest, taxes, depreciation and amortization, (xi) margins (including but not limited to gross or operating margins), (xii) reductions in operating expenses, (xiii) sales or return on sales, (xiv) stock price (including, but not limited to, growth measures and total stockholder return), (xiv) return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets), (xv) economic value added, (xvii) expense targets, (xviii) cost reductions and savings, (xix) attainment of budget goals, (xx) increase in surplus, (xxi) productivity improvements, (xxii) attainment of strategic or operational initiatives, (xxiii) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long term business goals, (xxiv) any other financial or business measures as may be determined by the Committee, and (xxv) any combination of the foregoing. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period, or on a non-GAAP basis with any such exclusions or adjustments as the Committee may determine from time to time.
“Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Key Employee shall become entitled to specified rights in connection with a Performance Share or other Award subject to performance-based vesting criteria. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Committee may determine.
“Performance Period” means the period of time designated by the Committee, during which performance will be measured in order to determine a Key Employee’s entitlement to receive payment of a Performance Share.
“Performance Share” means a performance share awarded under Section 6 of the Plan.
“Plan” means this 2023 Rayonier Incentive Stock Plan, as the same may be further amended, administered or interpreted from time to time.
“Plan Year” means the calendar year.
“Prior Plans” means the 2004 Rayonier Incentive Stock and Management Bonus Plan, as subsequently amended and restated, and the Rayonier Stock Incentive Plan, as amended and restated.
“Retirement” means an employee’s separation from service having met one of the following age and benefit service requirements: (i) Age 65 with a total of 5 years of service or (ii) age 55 with a total of 10 years of service. For this calculation, service is defined as all periods of active service, including approved leave of absences, as a regular salaried employee of the Company whose normal work schedule equals or exceeds 20 hours per week.
“Restricted Stock” means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.
“Restricted Stock Unit” means a contractual right to receive a share of Stock at a future date subject to such terms and conditions as may be established by the Committee, including the attainment of Performance Goals or service-based vesting criteria. If determined by the Committee and provided in the Award Agreement, all or a portion of a Restricted Stock Unit Award may be settled in cash.
“Restriction Period” has the meaning set forth in Section 7(a) of the Plan.
“Right” means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.
“Share Limit” has the meaning set forth in Section 3 of the Plan.
“Shareholder Approval” shall mean approval of holders of a majority of the shares of Stock represented and voting in person or by proxy at an annual or special meeting of shareholders of the Company where a quorum is present.
“Stock” means the common shares of the Company.

2023 Proxy Statement	C-2

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
“Successor Corporation” has the meaning set forth in Section 15(b) of the Plan.
“Total Disability” means a determination that a Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Committee upon the basis of such evidence as the Committee deems appropriate or necessary. A determination that the Key Employee is eligible for full long-term disability payments under the Company’s long-term disability plan, as may be in effect from time to time, shall be conclusive evidence of Total Disability.

3. Shares Subject to the Plan
(a) Subject to adjustment as provided in Sections 15 and the share counting provisions below, and as of the Effective Date, the number of shares of stock that shall be authorized for grant under the Plan shall equal a total of 3,000,000 shares, less one (1) share of Stock for every one (1) share of Stock that was subject to an Award granted under the Rayonier Incentive Stock Plan after December 31, 2022 and prior to the Effective Date. The shares of Stock may be authorized, but unissued, or reacquired shares of Stock. Substitute Awards may be issued in connection with a corporate transaction, and such issuance shall not reduce the number of shares available for issuance under the Plan. No more than 2,000,000 shares of Stock may be cumulatively available for Awards of Incentive Stock Options under the Plan. After the Effective Date, no awards may be granted under the Prior Plan.

For any Plan Year, the maximum number of shares of Stock subject to Awards granted to any Non-employee Director (which are limited to Options, Restricted Stock, Restricted Stock Unit Awards and Awards of unrestricted shares of Stock pursuant to Section 4(b)), taken together with any cash fees paid during the Plan Year to the Non-employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may approve exceptions to this limit for a non-executive chair of the Board, provided that the Non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(b) Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or from shares purchased in the open market. For the purpose of computing the total number of shares of Stock available for future Awards under the Plan, shares of Stock shall be reserved for issuance under outstanding Performance Share programs (or any other Awards subject to performance-based vesting criteria) at the maximum award level and counted against the foregoing limitations. If any Awards under the Plan, or after the Effective Date any awards granted under a Prior Plan, are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout under a program, the shares of Stock that were theretofore subject to or reserved for such Awards shall again be (or shall newly be, as applicable) available for Awards under the Plan to the extent of such forfeiture, expiration of such Awards or so released from a reserve. In the event that withholding tax liabilities arising from an Award under this Plan other than an Option or stock appreciation right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Any share of Stock that again becomes (or newly becomes, as applicable) available for issuance under the Plan pursuant to this Section 3(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by the number of shares that were originally debited from the share reserve with respect to such Award (or award under a Prior Plan). Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under paragraph (a) of this Section: (i) shares tendered by a Key Employee or withheld by the Company in payment of the purchase price of an Option or to satisfy any tax withholding obligation with respect to an Option or stock appreciation right, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

4. Grant of Awards and Award Agreements

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award, and (iv) determine the terms and conditions of each Award.

C-3	Rayonier Inc.

(b) The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Non-employee Directors. Non-employee Directors shall only be eligible for Options pursuant to Section 5, Restricted Stock under Section 7, Restricted Stock Units under Section 8 and/or Awards of unrestricted shares of Stock under Section 9. Non-employee Directors shall not be entitled to receive any Rights or Performance Shares or Other-Stock Based Awards with the exception of Awards of unrestricted shares of Stock. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 4, in Section 13 and elsewhere in the Plan, in connection with Awards to Key Employees shall be deemed to be given to the Board in its sole discretion in connection with Awards to Non-employee Directors. The Board may request of the Committee, its Nominating and Corporate Governance Committee or of any other Board committee comprised of independent directors, its recommendation on the level of Awards for this purpose. Except as may be specifically provided by the Board at the time of grant or in the applicable Award Agreement, the provisions of Sections 11, 16 and 17 shall not apply in respect of Awards made to Non-employee Directors.

(c) Each Award granted under the Plan shall be evidenced by a written Award Agreement, which may be electronic. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee, including such covenants and agreements with respect to the subject matter of Sections 16 and 17 as the Committee may determine in its sole discretion. Notwithstanding the foregoing, Awards of unrestricted shares of Stock under Section 9 need not be evidenced by an Award Agreement.

5. Stock Options and Rights

(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified Options, or any combination thereof; (ii) authorize the granting of Rights that may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b) Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c) Rights may be granted to any Key Employee, in the discretion of the Committee.

(d) The exercise period for Options and any related Rights shall not exceed ten years from the date of grant.

(e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the purchase price per share of the shares of Stock subject to such Option may be less than 100% of the Fair Market Value per share of Stock on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments.

(g) The Option purchase price, and any required tax withholding obligations, shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee, or by the withholding of shares that would otherwise be delivered upon exercise, or any combination thereof, having a total Fair Market Value equal to the purchase price and any required tax withholding obligation. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and related tax withholding and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

(h) In case of termination of employment, the following provisions shall apply:

(A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Options, to the extent vested at the date of death, may be exercised in full by the person or persons to whom the Key Employee’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, in each such case, such heir, executor or administrator may exercise the Option within three years after the date of the Key Employee’s

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death or within such other period, and subject to such terms and conditions as the Committee may specify, but in all events not later than the expiration date specified in Section 5(d) above. Unless the Committee or the Award Agreement shall specify otherwise, unvested Options shall be forfeited as of the date of the Key Employee’s death.

(B) If the Key Employee’s employment by any Participating Company terminates because of his or her Retirement, any such Options not fully exercisable immediately prior to such optionee’s Retirement shall become fully exercisable upon such Retirement unless the Committee, in its sole discretion, shall otherwise determine. Key Employee may exercise his or her Options, in full at any time, or from time to time, within three years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(C) If the Key Employee’s employment by any Participating Company terminates because of his or her Total Disability, he or she may exercise his or her Options, to the extent vested at the date of the termination of his or her employment, at any time, or from time to time, within three years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Upon a Key Employee’s termination due to Total Disability, his or her unvested Options shall be forfeited as of the date of the termination unless the Committee or the Award Agreement shall specify otherwise.

(D) Except as provided in Section 11, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options shall be cancelled coincident with the effective date of the termination of employment.

(E) If the Key Employee’s employment terminates for any other reason, he or she may exercise his or her Options, to the extent vested at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Unless the Committee or the Award Agreement shall specify otherwise, unvested Options shall be forfeited as of the effective date of the termination.

This Section 5(h) shall also apply with respect to any Rights granted in connection with an Option.

(i) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted. No dividends or dividend equivalents shall be payable with respect to Options or Rights.

(j) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) With respect to the exercisability and settlement of Rights:

(A) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount that shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made by the issuance or transfer to the Key Employee of whole shares of Stock or cash with a Fair Market Value at such time equal to any excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(B) In the event of the exercise of such Right, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6. Performance Shares

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period and Performance Objectives applicable to such Awards, (iii) determine the form of settlement of a Performance Share, whether in Stock or cash, as provide in the Award Agreement, and (iv) generally determine the terms

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and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any such Award.

(b) The Committee shall determine a Performance Period with respect to each award of Performance Shares. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such Performance Goals as the Committee may deem appropriate. The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period.

(d) Following the completion of each Performance Period, the Committee shall determine whether the Performance Objective and other material terms for paying amounts in respect of each Performance Share Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Share Awards shall not be settled until the Committee has made the determination specified under this Section 6(d).

(e) The Committee is authorized at any time during or after a Performance Period to reduce, increase or eliminate the Performance Share Award of any Key Employee for any reason, including, without limitation, changes in the position or duties of any Key Employee with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Key Employee, the Committee shall have the discretion to adjust Performance Objectives, the Performance Share Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary, (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements in the definition of Performance Goal set forth in Section 2 of the Plan), or (v) any other unusual, non-recurring, non-core or other event, as determined by the Committee in its discretion.

(f) When establishing the Performance Objectives for Performance Shares, the Committee may provide with respect to any such Award that the evaluation of Performance Objectives shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, but not limited to, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) reorganization and restructuring; (v) acquisitions or divestitures and expenses related thereto; (vi) foreign exchange gains and losses; or (vii) any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Committee may in its discretion determine.

(g) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares that shall be paid to the Key Employee or member of the group of Key Employees if Performance Objectives are met in whole or in part.

(h) Each Award of a Performance Share shall be paid in shares of Stock, with payment to commence as soon as practicable after the end of the relevant Performance Period but no earlier than following the determination made in Section 6(d) hereof, subject to the Committee’s discretion. To the extent provided at the beginning of a Performance Period and in the applicable Award Agreement, dividends with respect to such Award (if any) shall be deemed invested in additional shares of Stock or credited to the Award and paid in cash following, and to the extent of, vesting of the Award. Subject to the terms of the applicable program and notwithstanding the foregoing, the Award may also be paid in shares of Restricted Stock, Restricted Stock Units or cash, as set forth in the Award Agreement, in the discretion of the Committee.

(i) Performance Share Awards may be structured in the form of Restricted Stock, Restricted Stock Units or any substantially similar instrument evidencing the right to receive a share of Stock or, in the discretion of the Committee, cash at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable Performance Goals established by the Committee hereunder.

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7. Restricted Stock

(a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except when the Committee determines otherwise pursuant to Section 13(c), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company for no consideration.

(c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock, that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(e) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(f) Subject to Section 7(e) and Section 10, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock (or alternatively, an applicable book entry shall be made for noncertificated shares of Stock). Such certificate or book entry shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

(g) Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock award, the Key Employee shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. If the Committee so determines, distributions shall be subject to the same terms and conditions, including vesting restrictions, as the Award with respect to which the dividend equivalents are credited (“Restricted Distributions”). The Committee may further determine that any Restricted Distributions so credited to a Key Employee’s account shall accrue interest at a rate per annum specified by the Committee.

8. Restricted Stock Units

(a) Restricted Stock Units shall be subject to a Restriction Period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine. The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except when the Committee determines otherwise pursuant to Section 13(c), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all Restricted Stock Units still subject to restriction shall be forfeited by the Key Employee.

(c) Except as otherwise provided in this Section 8, no Restricted Stock Units received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) Restricted Stock Units are contractual rights only, and no Stock will be issued in respect of Restricted Stock Units unless and until the terms and conditions established by the Committee are obtained or satisfied. Restricted Stock Units do not carry any rights of a shareholder, including voting rights, and subject to Section 8(f), do not carry a right to receive an amount in respect of dividends.

(e) The Committee may, in its sole discretion, provide that Awards of Restricted Stock Units earn dividend equivalents. Any such dividend equivalents shall be accumulated and credited to an account for the Key Employee, settled in cash or shares of Stock, and paid at the time and subject to any terms and conditions, in each case, as determined by the Committee. If the Committee so determines, dividend equivalents shall be subject to the same terms and conditions, including vesting restrictions, as the Award with respect to which the dividend equivalents are credited (“Restricted Dividend Equivalents”). The Committee may further determine that any Restricted Dividend Equivalents so credited to a Key Employee’s account shall accrue interest at a rate per annum specified by the Committee.

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(f) Director Deferred Compensation Awards. The Company shall issue Restricted Stock Units pursuant to this Section 8(f) for the purpose of fulfilling the Company’s obligations under its Non-Employee Directors deferred compensation program (“Deferred Compensation Program”); provided, that certain terms and conditions of the grant and payment of such Restricted Stock Units set forth in the Deferred Compensation Program (and only to the extent set forth in the documents governing such program) shall supersede the terms generally applicable to Restricted Stock Units granted under the Plan. Restricted Stock Units granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Program.

9. Other Stock-Based Awards

(a) The Committee is authorized to grant Awards to Key Employees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant, as it deems appropriate, including but not limited to any Restriction Period, conditions to vesting and entitlement to dividends or other distributions.

(b) Subject to Section 10, each Key Employee entitled to receive an Award of unrestricted shares of Stock under the Plan shall be issued a certificate for the shares of Stock (or alternatively, an applicable book entry shall be made for noncertificated shares of Stock). Such certificate or book entry shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

10. Certificates for Awards of Stock

(a) The Company shall not be required to issue or deliver any shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. The rules applicable to certificates hereunder shall apply equally to noncertificated shares of Stock held pursuant to any electronic, book entry or other means or record of ownership and transfer.

(c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right, Restricted Stock Unit, Performance Share or, as applicable, an Other Stock-Based Award shall have any right as a shareholder with respect to any shares covered by his or her Option, Right, Restricted Stock Unit, Performance Share or, as applicable, an Other Stock-Based Award prior to the date of issuance to him or her of such shares.

11. Change in Control

Notwithstanding any provisions in this Plan to the contrary:
(a) For purposes of this Plan, “Change in Control” means the occurrence of any one or more of the following events:
(i) subject to the conditions contained in the final paragraph of this definition, the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner, as defined in Rule 13d-3 under the Act (“Beneficial Owner”), directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or

(ii) the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of Voting Securities pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or

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any other consideration, provided that after consummation of the offer, the person in question is the Beneficial Owner, directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (i) of this definition); or

(iii) the approval by the shareholders of the Company and the subsequent consummation of any transaction pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, or pursuant to which Common Shares of the Company would be converted into cash, securities, or any other consideration of a third party, or any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (any such merger or other transaction, sale, lease, exchange or other transfer referred to as a “Business Combination”), unless following such Business Combination, all or substantially all of the individuals and entities who were the Beneficial Owners of the outstanding Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities) entitled to vote generally in the election of directors of the Successor Entity in substantially the same proportions as their ownership of the outstanding Voting Securities immediately prior to such Business Combination (for purposes of this provision, the term “Successor Entity” means the entity resulting from the Business Combination, including without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv) a change in the composition of the Board of the Company or the board of directors of any Successor Entity at any time during any consecutive 24-month period such that Continuing Directors cease for any reason to constitute at least a majority of the Board.

For purposes of this definition of “Change in Control,” the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board, and the term “Continuing Directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least seventy percent (70%) of the then-existing Board, excluding for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by on or behalf of a “person” (as used in Section 13(d) of the Act) other than the Board.

So long as there has not been a Change in Control within the meaning of clause (iv) above, the Board may adopt by a vote of at least seventy percent (70%) of the Continuing Directors a resolution to the effect that the occurrence of an event described in clause (i) (a “Clause (i) Event”) does not constitute a “Change in Control” (an “Excluding Resolution”) or a resolution to the effect that the occurrence of a Clause (i) Event does constitute a “Change in Control” (an “Including Resolution”). The adoption of an Excluding Resolution with respect to any Clause (i) Event shall not deprive the Board of the right to adopt an Including Resolution with respect to such Clause (i) Event at a later date. A Clause (i) Event shall not in and of itself constitute a “Change in Control” until the earlier of (x) the effective date of an Including Resolution with respect thereto or (y) the passage of a period of 30 calendar days after the occurrence thereof without an Excluding Resolution having been adopted with respect thereto; notwithstanding the adoption of an Excluding Resolution within the 30-day period referred to in (y), an Including Resolution may subsequently be adopted with respect to the relevant Clause (i) Event while it continues to exist, in which event a “Change in Control” shall be deemed to have occurred for purposes of this definition upon the effective date of such Including Resolution. The provisions of this paragraph of the definition of “Change in Control” relate only to situations where a Clause (i) Event has occurred and no Change in Control within the meaning of clause (ii), (iii), or (iv) of the preceding paragraph has occurred, and nothing in this paragraph shall derogate from the principle that the occurrence of an event described in clause (ii), (iii), or (iv) of the preceding paragraph shall be deemed an immediate Change in Control regardless of whether or not a Clause (i) Event has occurred and an Excluding Resolution or Including Resolution become effective.

12. Beneficiary

The Beneficiary of a Key Employee shall be the Key Employee’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to

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the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

13. Administration of the Plan

(a) Each member of the Committee shall be a member of the Board, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Act or successor rule or regulation.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Key Employees to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Key Employee hereunder; (iii) determine the number of shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards); (v) accelerate at any time the exercisability or vesting, or permit continued vesting, of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, a change in control (including a Change in Control) or for any other reason deemed reasonable by the Committee; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares or other property; (vii) determine whether, to what extent, and under what circumstances cash, shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Key Employee; (viii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (ix) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xii) determine whether any Award, other than an Option or stock appreciation right, will have dividend equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility to (i) make Awards to executive officers of the Company or (ii) determine the satisfaction of Performance Objectives with respect to Performance Shares or other Award subject to performance-based vesting criteria. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(f) If the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any other Award for which the Restriction Period has not lapsed.
14. Amendment, Extension or Termination

The Board may, at any time, amend or terminate the Plan. However, no amendment shall be effective without Shareholder Approval if (a) shareholder approval is required by applicable law, rule or regulation, including any applicable rule of the New York Stock Exchange No amendment or termination shall impair the rights of any person with respect to a prior Award.

The Committee may not without Shareholder Approval, (i) reduce the purchase price or base price of any previously granted Option or Right, (ii) cancel any previously granted Option or Right in exchange for another Option or Right with a lower purchase price or base price, (iii) cancel any previously granted Option or Right in exchange for cash or another Award if the purchase price of such Option or the base price of such Right exceeds the Fair Market Value of a

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Share on the date of such cancellation or (iv) take any other action that is treated as a repricing under generally accepted accounting principles, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 15.

15. Adjustments in Event of Change in Common Stock and Change in Control

(a) Adjustments: In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or stock dividend, extraordinary cash dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee shall make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option, as the Committee deems equitable.

(b) Change in Control: In the event of a merger of the Company with or into another company or a Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that (i) each Award be assumed or cancelled or that an equivalent option or right be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”); (ii) some or all outstanding Options and Rights shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Restriction Period applicable to some or all outstanding Restricted Stock Awards, Restricted Stock Unit Awards or Other Stock-Based Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iv) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, (v) the Performance Objectives applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level; or (vi) outstanding Awards, in whole or in part, be surrendered to the Company by the holder to be immediately cancelled by the Company. The Committee will not be required to treat all Awards similarly in the transaction.

For the purposes of this subsection (b), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Right upon the exercise of which the Committee determines to pay cash, or a Restricted Stock Unit or Performance Share which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Stock for each share held on the effective date of the transaction; provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Right or upon the payout of a Restricted Stock Unit, Performance Share or Other Stock-Based Award, for each share of Stock subject to such Award, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Stock in the Change in Control.

Notwithstanding anything in this Section 15(b) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Key Executive’s consent; provided, however, a modification to such
Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Forfeiture of Gains on Exercise

Except following a Change in Control, if the Key Employee terminates employment in breach of any covenants and conditions subsequent set forth in Section 17 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt, settlement or payment of any Award, the Key Employee shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Key Employee by the Company for federal income tax purposes and in the case of Options that are Incentive Stock Options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options, and in each case without regard to any subsequent fluctuation in the market price of the shares of Stock. Any such amount due hereunder shall be paid by the Key Employee within thirty days of becoming employed by a competitor. By accepting an Option or other Award hereunder, the Key Employee is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Key Employee in any capacity whatsoever.
17. Conditions Subsequent

Except after a Change in Control, the exercise of any Option or Right and the receipt of any Award shall be subject to the satisfaction of the following conditions subsequent which shall apply while the Key Employee is employed by the Company and for a period of twelve months after termination of employment with the Company: (i) that Key Employee refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii)

C-11	Rayonier Inc.

that Key Employee refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company as defined by the Committee, and (iii) that the Key Employee furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request.

18. Clawback Policy

Notwithstanding any other provision in this Plan to the contrary, any Award or shares issued thereunder and any amount received with respect to the exercise or sale of any such Award or shares, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s Clawback Policy as in effect from time to time (the “Clawback Policy”).

19. Miscellaneous

(a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

(b) The Company shall have the right to make all payments or distributions pursuant to the Plan to a Key Employee net of any applicable federal, state and local taxes required to be paid or withheld as a result of (i) the grant of any Award, (ii) the exercise of an Option or Right, (iii) the delivery of shares or cash, (iv) the lapse of any restrictions in connection with any Award or (v) any other event occurring pursuant to the Plan. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Key Employee such withholding taxes as may be required by law, or to otherwise require the Key Employee to pay such withholding taxes. If the Key Employee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Key Employee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Key Employees to satisfy such obligation for the payment of such taxes by tendering previously acquired shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain shares (up to the Key Employee’s maximum required tax withholding rate or such other lesser rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award, subject to the discretion of the Committee. The Committee may also require (A) Awards to be subject to mandatory share withholding up to the required withholding amount or (B) the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of shares includible in income of the grantees.

(c) The Plan and the grant of Awards shall be subject to all applicable federal, state and local laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Awards may be granted to Key Employees who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Key Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Key Employees on assignments outside their home country.

(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

20. Provisions Related to Code Section 409A

(a) To the extent applicable, the Plan is intended to be compliant with the requirements of Code Section 409A, and the Plan and Award Agreements shall be interpreted and administered accordingly, though no guarantee or warranty of such compliance is made to any individual.

2023 Proxy Statement	C-12

(b) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Key Employee’s Total Disability or separation from service, such amount or benefit will not be payable or distributable to the Key Employee by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Total Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service,” as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Code Section 409A.

(c) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Key Employee’s separation from service during a period in which the Key Employee is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Key Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Key Employee’s death or the first day of the seventh month following the Key Employee’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Key Employee’s separation from service will be accumulated and the Key Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Key Employee’s death or the first day of the seventh month following the Key Employee’s separation from service, whereupon the accumulated amount will be paid or distributed to the Key Employee and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with any rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(d) If any one or more Awards granted under the Plan to a Key Employee could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(e) If, pursuant to an Award, a Key Employee is entitled to a series of installment payments, such Key Employee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

21. Effective Date, Term of Plan and Shareholder Approval

The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company on May 18, 2023 (the “Effective Date”). No grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is most recently approved by the Board. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

C-13	Rayonier Inc.

RAYONIER INC. 1 RAYONIER WAY WILDLIGHT, FLORIDA 32097
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/17/2023 for shares held directly and by 11:59 P.M. ET on 05/15/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/17/2023 for shares held directly and by 11:59 P.M. ET on 05/15/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees	For	Against	Abstain

1a.	Dod A. Fraser	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

1b.	Keith E. Bass	☐	☐	☐
					2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.
								☐	☐	☐

1c.	Gregg A. Gonsalves	☐	☐	☐

					The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
1d.	Scott R. Jones	☐	☐	☐

1e.	V. Larkin Martin	☐	☐	☐	3.	Recommendation, on a non-binding advisory basis, on whether the vote on our named executive officers' compensation should occur every one, two or three years.	☐	☐	☐	☐

1f.	Meridee A. Moore	☐	☐	☐

1g.	Ann C. Nelson	☐	☐	☐	The Board of Directors recommends you vote FOR the following:
								For	Against	Abstain

1h.	David L. Nunes	☐	☐	☐
					4.	Approval of the 2023 Rayonier Incentive Stock Plan.		☐	☐	☐

1i.	Matthew J. Rivers	☐	☐	☐

					5	Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for 2023.		☐	☐	☐

1j.	Andrew G. Wiltshire	☐	☐	☐

	Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.				NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

RAYONIER INC.
Annual Meeting of Shareholders
May 18, 2023 at 2:00 PM
This proxy is solicited by the Board of Directors

By signing this card, I (we) hereby (i) authorize DAVID L. NUNES, MARK R. BRIDWELL and MARK D. MCHUGH, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Investment and Savings Plan for Salaried Employees to vote in person or by proxy all shares of Common Stock of Rayonier Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, in each case, on all matters which properly come before the Annual Meeting of Shareholders of Rayonier Inc. to be held at 1 Rayonier Way, Wildlight, Florida, 32097 on Thursday, May 18, 2023 at 2:00 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

The shares represented by this proxy when properly executed by the Shareholder(s) will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees, “FOR” proposal 2, for "1 YEAR" as to the frequency and “FOR” proposals 4 and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)